                                                                     Exhibit 4.1

                                                                  EXECUTION COPY





================================================================================



                                CREDIT AGREEMENT




                                      AMONG




                        THE MONARCH MACHINE TOOL COMPANY,
                                  AS BORROWER,




                               THE SEVERAL LENDERS
                        FROM TIME TO TIME PARTIES HERETO,




                                       AND




                             ING (U.S.) CAPITAL LLC,
                             AS ADMINISTRATIVE AGENT




                            DATED AS OF JUNE 30, 1999






================================================================================

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
SECTION 1.        DEFINITIONS.....................................................................................1
         1.1      Defined Terms...................................................................................1
         1.2      Other Definitional Provisions..................................................................20
SECTION 2.        AMOUNT AND TERMS OF TERM LOAN COMMITMENTS......................................................21
         2.1      Tranche A Term Loan Commitments................................................................21
         2.2      Tranche A Term Notes...........................................................................21
         2.3      Tranche B Term Loan Commitments................................................................21
         2.4      Tranche B Term Notes...........................................................................22
         2.5      Procedure for Term Loan Borrowing..............................................................22
         2.6      Commitment Fee.................................................................................23
SECTION 3.        AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS...............................................23
         3.1      Revolving Credit Commitments...................................................................23
         3.2      Revolving Credit Notes.........................................................................23
         3.3      Procedure for Revolving Credit Borrowing.......................................................24
         3.4      Commitment Fee.................................................................................24
         3.5      Termination or Reduction of Revolving Credit Commitments.......................................24
SECTION 4.        LETTERS OF CREDIT..............................................................................25
         4.1      L/C Commitment.................................................................................25
         4.2      Procedure for Issuance of Letters of Credit....................................................26
         4.3      Fees, Commissions and Other Charges............................................................26
         4.4      L/C Participations.............................................................................27
         4.5      Reimbursement Obligations of the Borrower......................................................28
         4.6      Obligations Absolute...........................................................................28
         4.7      Letter of Credit Payments......................................................................29
         4.8      Application....................................................................................29
SECTION 5.        GENERAL PROVISIONS APPLICABLE TO LOANS.........................................................29
         5.1      Interest Rates and Payment Dates...............................................................29
         5.2      Conversion and Continuation Options............................................................30
         5.3      Minimum Amounts and Maximum Number of Tranches.................................................30
         5.4      Optional Prepayments...........................................................................30
          (b)     Any Lender holding a Tranche B Term Loan may elect, by notice to the Administrative
                  Agent by telephone (confirmed by telecopy or otherwise in writing) at least one
                  Business Day prior to the prepayment date, to decline all or any portion of a prepayment of its Tranche B Term Loan pursuant to this Section 5.4, in which case the aggregate amount of prepayments that would have been applied to Tranche B Term Loans but was so declined shall be applied to prepay Tranche A Term Loans and Tranche B Term
                  Loans of Lenders who accept prepayment of their Tranche B Term Loans pursuant to this
                  Section, on a pro-rata basis based on their respective then outstanding principal amounts........................................................................................31
         5.5      Mandatory Prepayments..........................................................................31
         5.6      Computation of Interest and Fees...............................................................33
         5.7      Inability to Determine Interest Rate...........................................................33
         5.8      Pro Rata Treatment and Payments................................................................34


         5.9      Illegality.....................................................................................35
         5.10     Requirements of Law............................................................................35
         5.11     Taxes..........................................................................................36
         5.12     Indemnity......................................................................................38
         5.13     Lending Offices; Change of Lending Office; Replacement of Lenders..............................38
SECTION 6.        REPRESENTATIONS AND WARRANTIES.................................................................39
         6.1      Financial Condition............................................................................39
         6.2      No Change......................................................................................41
         6.3      Existence; Compliance with Law.................................................................41
         6.4      Power; Authorization; Enforceable Obligations..................................................41
         6.5      No Legal Bar...................................................................................42
         6.6      No Material Litigation.........................................................................42
         6.7      No Default.....................................................................................42
         6.8      Ownership of Property; Liens...................................................................42
         6.9      Intellectual Property..........................................................................42
         6.10     No Burdensome Restrictions.....................................................................42
         6.11     Taxes..........................................................................................42
         6.12     Federal Regulations............................................................................43
         6.13     ERISA..........................................................................................43
         6.14     Investment Company Act; Other Regulations......................................................43
         6.15     Subsidiaries...................................................................................43
         6.16     Security Documents.............................................................................44
         6.17     Accuracy and Completeness of Information.......................................................44
         6.18     Labor Relations................................................................................45
         6.19     Insurance......................................................................................45
         6.20     Solvency.......................................................................................45
         6.21     Purpose of Loans...............................................................................46
         6.22     Environmental Matters..........................................................................46
         6.23     Regulation H...................................................................................47
         6.24     Year 2000 Compliance...........................................................................47
SECTION 7.        CONDITIONS PRECEDENT...........................................................................47
         7.1      Conditions to Initial Loans....................................................................47
         7.2      Conditions to Each Loan........................................................................53
SECTION 8.        AFFIRMATIVE COVENANTS..........................................................................54
         8.1      Financial Statements...........................................................................54
         8.2      Certificates; Other Information................................................................55
         8.3      Payment of Obligations.........................................................................56
         8.4      Conduct of Business and Maintenance of Existence...............................................56
         8.5      Maintenance of Property; Insurance.............................................................56
         8.6      Inspection of Property; Books and Records; Discussions.........................................56
         8.7      Notices........................................................................................56
         8.8      Environmental Laws.............................................................................57
         8.9      Periodic Audit of Accounts Receivable and Inventory............................................57
         8.10     Additional Collateral; Additional Guarantors...................................................58
         8.11     Year 2000 Covenants............................................................................58
         8.12     Interest Rate Protection Arrangements..........................................................59


SECTION 9.        NEGATIVE COVENANTS.............................................................................59
         9.1      Financial Condition Covenants..................................................................59
         9.2      Limitation on Indebtedness.....................................................................63
         9.3      Limitation on Liens............................................................................63
         9.4      Limitation on Guarantee Obligations............................................................64
         9.5      Limitation on Fundamental Changes..............................................................65
         9.6      Limitation on Sale of Assets...................................................................65
         9.7      Limitation on Dividends........................................................................66
         9.8      Limitation on Capital Expenditures.............................................................66
         9.9      Limitation on Investments, Loans and Advances..................................................67
         9.10     Limitation on Optional Payments and Modifications of Debt Instruments..........................67
         9.11     Limitation on Transactions with Affiliates.....................................................67
         9.12     Limitation on Sales and Leasebacks.............................................................68
         9.13     Limitation on Changes in Fiscal Year...........................................................68
         9.14     Limitation on Negative Pledge Clauses..........................................................68
         9.15     Limitation on Lines of Business................................................................68
         9.16     Governing Documents............................................................................68
         9.17     Limitation on Subsidiary Formation.............................................................68
SECTION 10.       EVENTS OF DEFAULT..............................................................................68
SECTION 11.       THE ADMINISTRATIVE AGENT.......................................................................72
         11.1     Appointment....................................................................................72
         11.2     Delegation of Duties...........................................................................72
         11.3     Exculpatory Provisions.........................................................................72
         11.4     Reliance by Administrative Agent...............................................................72
         11.5     Notice of Default..............................................................................73
         11.6     Non-Reliance on Administrative Agent and Other Lenders.........................................73
         11.7     Indemnification................................................................................74
         11.8     Administrative Agent in Its Individual Capacity................................................74
         11.9     Successor Administrative Agent.................................................................74
SECTION 12.       MISCELLANEOUS..................................................................................75
         12.1     Amendments and Waivers.........................................................................75
         12.2     Notices........................................................................................75
         12.3     No Waiver; Cumulative Remedies.................................................................76
         12.4     Survival of Representations and Warranties.....................................................76
         12.5     Payment of Expenses and Taxes..................................................................76
         12.6     Successors and Assigns; Participations and Assignments.........................................77
         12.7     Adjustments; Set-off...........................................................................79
         12.8     Counterparts...................................................................................80
         12.9     Severability...................................................................................80
         12.10    Integration....................................................................................80
         12.11    GOVERNING LAW..................................................................................80
         12.12    Submission To Jurisdiction; Waivers............................................................80
         12.13    Acknowledgements...............................................................................81
         12.14    WAIVERS OF JURY TRIAL..........................................................................81
         12.15    Confidentiality................................................................................81

SCHEDULES:
----------

Schedule 1.1               Lenders, Commitments and Lending Offices
Schedule 2.2               Tranche A Term Loan Payments
Schedule 2.4               Tranche B Term Loan Payments
Schedule 6.6               Litigation
Schedule 6.15              Subsidiaries
Schedule 6.16              Filing Jurisdictions; Excluded Collateral
Schedule 6.19              Insurance
Schedule 6.22              Environmental Matters
Schedule 7.1(a)(viii)      Mortgage Locations
Schedule 7.1(a)(ix)        Leasehold Mortgage Locations
Schedule 9.2               Existing Indebtedness
Schedule 9.3               Existing Liens
Schedule 9.4               Existing Guarantee Obligations
Schedule 9.5               Permitted Restructuring

EXHIBITS:
---------

Exhibit A-1                Form of Tranche A Term Note
Exhibit A-2                Form of Tranche B Term Note
Exhibit A-3                Form of Revolving Credit Note
Exhibit B                  Form of Assignment of Precision Acquisition Documents
Exhibit C                  Form of Guarantee
Exhibit D                  Form of Leasehold Mortgage
Exhibit E                  Form of Mortgage
Exhibit F                  Form of Pledge Agreement
Exhibit G                  Form of Security Agreement
Exhibit H                  Form of Borrowing Request
Exhibit I                  Form of Non-Bank Status Certificate
Exhibit J                  Form of Secretary's Certificate
Exhibit K-1                Form of Legal Opinion
Exhibit K-2                Form of Local Counsel Legal Opinion
Exhibit K-3                Form of United Kingdom Legal Opinion
Exhibit L                  Form of Assignment and Acceptance

                                CREDIT AGREEMENT

         CREDIT AGREEMENT, dated as of June 30, 1999, among THE MONARCH MACHINE TOOL COMPANY, an Ohio corporation (the "BORROWER"), the lenders from time to time parties to this Agreement (the "LENDERS") and ING (U.S.) CAPITAL LLC, as administrative agent for the Lenders hereunder.

                                    RECITALS

         The Borrower has requested that (a) the Lenders make a tranche A term loan to the Borrower in the aggregate principal amount of $50,000,000, the proceeds of which would be used to partially finance the acquisition (the "PRECISION ACQUISITION") of 100% of the issued and outstanding capital stock of Precision Industrial Corporation, a Delaware corporation ("PRECISION"), to refinance substantially all indebtedness of the Borrower, Precision and each of their subsidiaries and to pay fees and expenses incurred in connection herewith and therewith, (b) the Lenders make a tranche B term loan to the Borrower in the aggregate principal amount of $20,000,000, the proceeds of which would be used to partially finance the Precision Acquisition, to refinance substantially all indebtedness of the Borrower, Precision and each of their subsidiaries and to pay fees and expenses incurred in connection herewith and therewith, and (c) the Lenders make available to the Borrower revolving credit loans in an aggregate principal amount at any one time outstanding not to exceed $30,000,000, the proceeds of which would be used to partially finance the Precision Acquisition, to refinance substantially all indebtedness of the Borrower, Precision and each of their subsidiaries, to finance the working capital requirements of the Borrower and its subsidiaries in the ordinary course of business and to pay fees and expenses incurred in connection herewith and therewith. The Lenders are willing to make such credit available to the Borrower, but only on the terms, and subject to the conditions, set forth in this Agreement.

         The parties hereto hereby agree as follows:

         SECTION 1. DEFINITIONS

         1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

         "ADJUSTED CONSOLIDATED NET INCOME": for any period,
     Consolidated Net Income adjusted to give effect to (i) adjustments to Consolidated Net Worth in the ordinary course of business that are not otherwise reflected in Consolidated Net Income in accordance with GAAP, including, without limitation, foreign exchange translation adjustments, pension related items and adjustments in connection with derivative securities and (ii) the retirement of any shares of Capital Stock of the Borrower held as assets of a pension plan in accordance with Section 5.5(b) hereof.

         "ADMINISTRATIVE AGENT": ING (U.S.) Capital LLC, together with its affiliates, as the arranger of the Commitments and as the Administrative Agent for the Lenders under this Agreement and the other Loan Documents.

         "AFFILIATE": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "CONTROL" of a Person (including, with its correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power in the election of directors of such Person or
     (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

         "AGGREGATE OUTSTANDING RC EXTENSIONS OF CREDIT": as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding and (b) such Lender's Revolving Credit Commitment Percentage of the L/C Obligations then outstanding.

         "AGREEMENT": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

         "APPLICABLE LENDING OFFICE": for each Lender and for each Type of Loan, the lending office of such Lender designated for such Type of Loan on
     Schedule 1.1 hereto (or any other lending office from time to time notified to the Administrative Agent by such Lender) as the office at which its Loans of such Type are to be made and maintained.

         "APPLICABLE MARGIN": (a) for any Tranche A Term Loan or any Revolving Credit Loan of any Type, during the period commencing on the Closing Date and ending on the date which is six months following the Closing Date, the rate per annum set forth under the relevant column heading below:

                   -----------------------------------------------
                     Base Rate Loans        Eurodollar Loans
                   -----------------------------------------------
                          1.75%                   2.75%
                   -----------------------------------------------

         (b) for any Tranche A Term Loan or Revolving Credit Loan of any Type, at any time following the date which is six months following the Closing Date on which the Leverage Ratio, as most recently determined as of the date the certificate containing such Leverage Ratio is delivered pursuant to Section 8.2(b), is within any of the ranges set forth below, the rate per annum set forth under the relevant column heading opposite the applicable range below:

               -----------------------------------------------------------------
                   Leverage Ratio        Base Rate Loans       Eurodollar Loans
               -----------------------------------------------------------------
               Greater than or equal          1.75%                 2.75%
                       to 3.5
               -----------------------------------------------------------------

                 Less than 3.5 but           1.375%                 2.375%
               greater than or equal
                       to 3.0
               -----------------------------------------------------------------

                 Less than 3.0 but            1.00%                 2.00%
               greater than or equal
                       to 2.5
               -----------------------------------------------------------------

                   Less than 2.5              .625%                 1.625%
               -----------------------------------------------------------------

     PROVIDED, that in the event that the certificate containing the determination of the Leverage Ratio is not delivered on the date specified and otherwise in accordance with to Section 8.2(b) hereof, the applicable margin shall be the highest rate per annum for such Type of Loan set forth above from the date on which such certificate was required to be delivered in accordance with Section 8.2(b) until such time as such certificate is delivered to the Lenders.

         (c) for any Tranche B Term Loan of any Type, the rate per annum set forth under the relevant column heading below:

               ----------------------------------------------------
                      Base Rate Loans        Eurodollar Loans
               ----------------------------------------------------
                           2.25%                   3.50%
               ----------------------------------------------------

         "APPLICATION": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

         "ASSIGNEE": as defined in Section 11.6(c).

         "ASSIGNMENT AND ACCEPTANCE": as defined in Section 11.6(c).

         "ASSIGNMENT OF PRECISION ACQUISITION DOCUMENTS": the assignment of the Precision Acquisition Documents, in the form of Exhibit B attached hereto.

         "AVAILABLE RC COMMITMENT": as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Revolving Credit Commitment at such time OVER (b) the Aggregate Outstanding RC Extensions of Credit by such Lender at such time.

         "BASE RATE": for any day, the rate per annum (rounded upward, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "PRIME RATE" shall mean the average of the prime commercial lending interest rates publicly announced by The Chase Manhattan Bank (National Association), Citibank, N.A. and Morgan Guaranty Trust Company of New York, as announced from time to time at their respective head offices (the prime rate not being intended to be the lowest rate of interest charged by such banks in connection with extensions of credit to debtors).

         "BASE RATE LOANS": Loans the rate of interest applicable to which is based upon the Base Rate.

         "BORROWER": as defined in the heading to this Agreement.

         "BORROWING DATE": any Business Day specified in a notice pursuant to
     Section 2.5 or 3.3 as a date on which the Borrower requests the Lenders to make Loans hereunder.

         "BORROWING REQUEST": as defined in Section 3.3.

         "BUSINESS": as defined in Section 6.22.

         "BUSINESS DAY": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, and, if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, or a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

         "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all similar ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

         "CASH EQUIVALENTS": (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by Standard and Poor's Ratings Group ("S&P") or P-1 or the equivalent thereof by Moody's Investors Service, Inc. ("MOODY'S") and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

         "CHANGE OF CONTROL": any transaction or event occurring on or after the date hereof as a direct or indirect result of which (a) any Person or group shall (i) beneficially own (directly or indirectly) in the aggregate Capital Stock of the Borrower having 35% or more of the aggregate voting power of all Capital Stock of the Borrower at the time outstanding or (ii) have the right or power to appoint a majority of the board of directors of the Borrower, or (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Borrower (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of the Borrower was approved by a vote of a majority of the directors of the Borrower then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the board of directors of the Borrower then in office. For purposes of this definition, the terms "beneficially own" and "group" shall have the respective meanings ascribed to them pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, except that a Person or group shall be deemed to beneficially own all securities that such Person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

         "CLOSING DATE": the date on which the conditions precedent set forth in
     Section 7.1 shall be satisfied.

         "CODE": the Internal Revenue Code of 1986, as amended from time to time.

         "COLLATERAL": all property and interests in property of the Loan Parties, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document.

         "COMMERCIAL LETTER OF CREDIT": as defined in Section 4.1(b).

         "COMMITMENTS": the collective reference to the Revolving Credit Commitments, the Tranche A Term Loan Commitments and the Tranche B Term Loan Commitments.

         "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of
     Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

         "CONSOLIDATED CURRENT ASSETS": at a particular date, all amounts which would, in conformity with GAAP, be included under current assets on a consolidated balance sheet of the Borrower and its Subsidiaries as at such date; PROVIDED, HOWEVER, that such amounts shall not include (a) any amounts for any Indebtedness owing by an Affiliate of the Borrower, unless such Indebtedness arose in connection with the sale of goods or other property in the ordinary course of business and would otherwise constitute current assets in conformity with GAAP, (b) any shares of stock issued by an Affiliate of the Borrower, or (c) the cash surrender value of any life insurance policy.

         "CONSOLIDATED CURRENT LIABILITIES": at a particular date, all amounts which would, in conformity with GAAP, be included under current liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries as at such date.

         "CONSOLIDATED EBITDA": for any period, the sum for such period of:

               (a) Consolidated Net Income for such period,

               (b) the sum of provisions for such period for income taxes, interest expense, and depreciation and amortization expense used in determining such Consolidated Net Income,

               (c) amounts deducted in such period in respect of non-cash expenses in accordance with GAAP,

               (d) the amount of any aggregate net loss (or minus the amount of any gain) during such period arising from the sale, exchange or other disposition of capital assets and

               (e) non-cash expenses deducted in such period in connection with any earn-out agreements, stock appreciation rights, "phantom" stock plans, employment agreements, non-competition agreements, subscription and stockholders agreements and other incentive and bonus plans and similar arrangements made in connection with acquisitions of Persons or businesses by the Borrower or its Subsidiaries or the retention of executives, officers or employees by the Borrower or its Subsidiaries, including (but without duplication) any Person that has become a Subsidiary during such period, on a PRO FORMA basis as if such acquisition had occurred on the first day of such period;

     PROVIDED, that Consolidated EBITDA shall in any event exclude, from and after the Closing Date:

               (u) the effect of any write-up of any assets,

               (v) the effect of any loss recognized on a sale of the Borrower's machine tool division if completed not later than June 30, 2001,

               (w) the amount of any non-cash income recognized during any period for which Consolidated EBITDA is determined, including, without limitation, (A) the income (or deficit) of any Person (other than a Subsidiary) in which the Borrower or any Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions, (B) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation, Governing Document or Requirement of Law applicable to such Subsidiary, (C) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period or such reserve is an ongoing reserve recorded in the ordinary course of business and (D) any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary,

               (x) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets (such term to include all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities),

               (y) any net gain from the collection of the proceeds of life insurance policies, and

               (z) any gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of the Borrower or any Subsidiary;

     PROVIDED, FURTHER, that in calculating Consolidated EBITDA, no items shall be included or excluded more than once.

          "CONSOLIDATED FIXED CHARGES": for any period, the sum of (i) the amounts deducted for the cash portion of Consolidated Interest Expense and Consolidated Lease Expense in determining Consolidated Net Income for such period, (ii) the amount of scheduled payments of principal of Indebtedness during such period, (iii) all amounts of capital expenditures made during such period (other than capital expenditures in respect of Financing Leases to the extent the same are included in clauses (i) or (ii) of this definition); PROVIDED, that such amount shall not exceed $3,500,000 for any period of four consecutive fiscal quarters (or if less than four consecutive fiscal quarters have elapsed following the Closing Date, $3,500,000 times 1/4, 1/2 or 3/4, respectively, for the period of one, two or three consecutive fiscal quarters elapsed following the Closing Date) and (iv) the amount of cash income taxes paid during such period.

          "CONSOLIDATED INDEBTEDNESS": for any period, the sum of (a) the sum of
     (i) the aggregate outstanding principal amount of the Term Loans as of the last day of such period, (ii) the outstanding principal amount of the Revolving Credit Loans on the last day of such period and (iii) the outstanding face amount of the Letters of Credit on the last day of such period and (b) the outstanding principal amount of all other Indebtedness of the Borrower and its Subsidiaries as of the last day of such period, determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED INTEREST EXPENSE": for any period, the amount which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption (including without limitation, imputed interest included in payments under Financing Leases) on a consolidated income statement of the Borrower and the Subsidiaries for such period excluding the amortization of any original issue discount.

          "CONSOLIDATED LEASE EXPENSE": for any period, the aggregate amount of fixed or contingent rentals payable by the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period with respect to leases of real and personal property.

          "CONSOLIDATED NET INCOME": for any period, the consolidated net income (or deficit) of the Borrower and the Subsidiaries for such period (taken as a cumulative whole), determined in accordance with GAAP; PROVIDED, that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary, and (b) in the case of a successor to the Borrower by consolidation or merger or as a transferee of its assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

          "CONSOLIDATED NET WORTH": as of any date of determination, all items, which in conformity with GAAP, would be included under shareholders' equity on a consolidated balance sheet of the Borrower.

          "CONSOLIDATED SENIOR INDEBTEDNESS": for any period, the sum of (i) the aggregate outstanding principal amount of the Term Loans as of the last day of such period, and (ii) the outstanding principal amount of the Revolving Credit Loans as of the last day of such period.

          "CONTINUE", "CONTINUATION" and "CONTINUED" shall refer to the continuation of a Eurodollar Loan from one Interest Period to the next Interest Period.

          "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "CONVERT", CONVERSION" and "CONVERTED" shall refer to a conversion of Base Rate Loans into Eurodollar Loans or of Eurodollar Loans into Base Rate Loans, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

          "CREDIT EXPOSURE": as to any Lender at any time, the sum of (a) its Revolving Credit Commitment (or, if the Revolving Credit Commitments shall have expired or been terminated, the sum of (i) the aggregate unpaid principal amount of its Revolving Credit Loans and (ii) its Revolving Credit Commitment Percentage of the aggregate outstanding L/C Obligations) and (b) the unpaid principal amount of its Term Loans.

          "CREDIT EXPOSURE PERCENTAGE": as to any Lender at any time, the fraction (expressed as a percentage), the numerator of which is the Credit Exposure of such Lender at such time and the denominator of which is the aggregate Credit Exposures of all of the Lenders at such time.

          "DEFAULT": any of the events specified in Section 10, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "DOLLARS" and "$": dollars in lawful currency of the United States of America.

          "DOMESTIC SUBSIDIARY": any Subsidiary organized under the laws of the United States or any political subdivision thereof.

          "ENVIRONMENTAL LAWS": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "EUROCURRENCY RESERVE REQUIREMENTS": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

          "EURODOLLAR BASE RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the corresponding rate appearing at page 3750 of the Dow Jones Telerate Service at or about 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period, or if such rate no longer so appears, the average of the rates per annum at which each of The Chase Manhattan Bank (National Association), Citibank, N.A. and Morgan Guaranty Trust Company of New York is offered Dollar deposits at or about 10:00 a.m., local time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

          "EURODOLLAR LOANS": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

          "EURODOLLAR RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              EURODOLLAR BASE RATE
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

          "EVENT OF DEFAULT": any of the events specified in Section 10; PROVIDED that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "EXCESS CASH FLOW": as to the Borrower and its consolidated Subsidiaries for each fiscal year:

          (a) Consolidated EBITDA for such fiscal year (excluding any portion of Consolidated EBITDA resulting from a PRO FORMA inclusion of Consolidated EBITDA of any Person that becomes a Subsidiary of the Borrower during such fiscal year as if such acquisition had occurred on the first day of such period);

          PLUS (b) the decrease (if any) in the amount of the excess of Consolidated Current Assets (excluding cash and Cash Equivalents) over Consolidated Current Liabilities at the end of such fiscal year compared to the amount of the excess of Consolidated Current Assets (excluding cash and Cash Equivalents) over Consolidated Current Liabilities at the end of the immediately preceding fiscal year of the Borrower, excluding such decrease attributable to the sale of the machine tools division of the Borrower and attributable to other sales of divisions or other business units by the Borrower and its Subsidiaries;

          MINUS (c) the sum of (i) the amount of (A) all regularly scheduled payments of principal of the Term Loans actually made during such fiscal year, (B) any voluntary prepayment of principal of the Term Loans made during such fiscal year, (C) any permanent reduction in the Revolving Credit Commitments made during such fiscal year to the extent that, before giving effect to such reduction, the average outstanding principal balance of the Revolving Credit Loans for the thirty (30) days prior to such reduction exceeds the aggregate Revolving Credit Commitments after giving effect to such reduction and (D) any voluntary prepayment of other permitted Indebtedness to the extent not subject to reborrowing, made during such fiscal year, (ii) the amount of all interest payments actually made in cash during such fiscal year by the Borrower and its consolidated Subsidiaries, (iii) the amount of capital expenditures (other than capital expenditures in respect of Financing Leases) actually made during such fiscal year by the Loan Parties to the extent permitted by Section 9.8, (iv) cash income taxes paid by the Loan Parties during such fiscal year and (v) the increase (if any) in the amount of the excess of Consolidated Current Assets (excluding cash and Cash Equivalents) over Consolidated Current Liabilities at the end of such fiscal year compared to the amount of the excess of Consolidated Current Assets (excluding cash and Cash Equivalents) over Consolidated Current Liabilities at the end of the immediately preceding fiscal year of the Borrower, excluding such increase attributable to the sale of the machine tools division of the Borrower and attributable to other sales of divisions or other business units by the Borrower and its Subsidiaries.

          "FEDERAL FUNDS EFFECTIVE RATE": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

          "FEE LETTER": the Fee Letter, dated June 2, 1999, between the Administrative Agent and the Borrower, as the same may be amended, supplemented or otherwise modified from time to time.

          "FINANCING LEASE": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

          "FOREIGN PLEDGE AGREEMENT": with respect to any Foreign Subsidiary organized under the laws of the United Kingdom, the pledge agreement to be executed and delivered by the Loan Parties, in form and substance satisfactory to the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time.

          "FOREIGN SUBSIDIARY": any Subsidiary of the Borrower which is organized under the laws of a jurisdiction outside of the United States.

          "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

          "GOVERNING DOCUMENTS": as to any Person, its articles or certificate of incorporation and by-laws, its partnership agreement, its certificate of formation and operating agreement, and/or the other organizational or governing documents of such Person.

          "GOVERNMENTAL AUTHORITY": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "GUARANTEE": the Guarantee to be executed and delivered by the Subsidiaries, substantially in the form of Exhibit C, as the same may be amended, supplemented or otherwise modified from time to time.

          "GUARANTEE OBLIGATION": as to any Person (the "GUARANTEEING PERSON"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The terms "GUARANTEE" and "GUARANTEED" used as a verb shall have a correlative meaning. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

          "GUARANTOR": any Person delivering a Guarantee pursuant to this Agreement.

          "INDEBTEDNESS": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of letters of credit, acceptances or similar instruments issued or created for the account of such Person and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

          "INSOLVENCY": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "INSOLVENT": pertaining to a condition of Insolvency.

          "INTEREST PAYMENT DATE": (a) as to any Base Rate Loan, the last day of each calendar month, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and
     (c) as to any Eurodollar Loan having an Interest Period longer than three months, (i) each day which is three months or a whole multiple thereof, after the first day of such Interest Period, and (ii) the last day of such Interest Period.

          "INTEREST PERIOD": with respect to any Eurodollar Loan:

               (i) initially, the period commencing on the borrowing or Conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of Conversion, as the case may be, given with respect thereto; and

               (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

     PROVIDED that, all of the foregoing provisions relating to Interest Periods are subject to the following:

               (1) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (2) any Interest Period that would otherwise extend beyond the Revolving Credit Termination Date or beyond the date final payment is due on the Term Loans shall end on the Revolving Credit Termination Date or such date of final payment, as the case may be;

               (3) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

               (4) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

          "ISSUING LENDER": ING (U.S.) Capital LLC, in its capacity as issuer of any Letter of Credit, and any other Lender that is designated an Issuing Lender by the Administrative Agent.

          "L/C COMMITMENT": $10,000,000.

          "L/C FEE PAYMENT DATE": the last Business Day of each month.

          "L/C OBLIGATIONS": at any time, an amount equal to the sum of (a) the aggregate then undrawn amount of the then outstanding Letters of Credit and
     (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed.

          "L/C PARTICIPANTS": the collective reference to all the Lenders other than the Issuing Lender.

          "LEASEHOLD MORTGAGE": each Leasehold Mortgage to be executed and delivered by the Loan Parties, substantially in the form of Exhibit D, as the same may be amended, supplemented or otherwise modified from time to time.

          "LENDERS": as defined in the heading hereto, which shall include in any event the Issuing Lender.

          "LETTERS OF CREDIT": as defined in Section 4.1(a).

          "LEVERAGE RATIO": as of any date of determination, for the period of four consecutive fiscal quarters most recently ended, the ratio of (i) Consolidated Indebtedness for such period to (ii) Consolidated EBITDA for such period; PROVIDED that in calculating the Leverage Ratio for the periods of four fiscal quarters ending September 30, 1999, December 31, 1999 and March 31, 2000, Consolidated EBITDA for the fiscal quarters ending December 31, 1998, March 31, 1999 and June 30, 1999 shall be deemed to be $5,250,000, $5,250,000 and $5,250,000, respectively.

          "LIEN": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing), and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing.

          "LOAN": any Term Loan or Revolving Credit Loan made by any Lender pursuant to this Agreement.

          "LOAN DOCUMENTS": this Agreement, the Notes, the Guarantee, the Security Documents and the Fee Letter.

          "LOAN PARTIES": the Borrower and each Subsidiary of the Borrower which is a party to a Loan Document, including, without limitation, from and after the Closing Date, Precision and each Subsidiary of Precision which is party to a Loan Document.

          "MATERIAL ADVERSE EFFECT": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

          "MATERIALS OF ENVIRONMENTAL CONCERN": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "MORTGAGE": each Mortgage to be executed and delivered by the Loan Parties, substantially in the form of Exhibit E, as the same may be amended, supplemented or otherwise modified from time to time.

          "MULTIEMPLOYER PLAN": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "NET PROCEEDS": (i) the aggregate cash consideration received by the Borrower or a Subsidiary in connection with any transaction referred to in
     Section 5.5(b) less (ii) the expenses (including out-of-pocket expenses) incurred by the Borrower or such Subsidiary in connection with such transaction (including, in the case of any issuance of debt or equity securities, underwriters' commissions and fees) and the amount of any federal and state taxes incurred in connection with such transaction, in each case as certified by a Responsible Officer to the Administrative Agent at the time of such transaction.

          "NON-BANK STATUS CERTIFICATE": as defined in Section 5.11(b)(i)(B).

          "NON-EXCLUDED TAXES": as defined in Section 5.11.

          "NOTES": the collective reference to the Revolving Credit Notes, the Tranche A Term Notes and the Tranche B Term Notes.

          "OBLIGATIONS": the unpaid principal amount of, and interest (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the Loans, and all other obligations and liabilities of the Loan Parties to the Administrative Agent and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or out of or in connection with this Agreement, the Notes, the Guarantees, the Security Documents and any other Loan Documents and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by a Loan Party pursuant to the terms of the Loan Documents) or otherwise.

          "PARTICIPANT": as defined in Section 12.6(b).

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

          "PERSON": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "PLAN": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
     Section 3(5) of ERISA.

          "PLAN TERMINATION": the termination of The Monarch Machine Tool Company Pension Plan A and The Monarch Machine Tool Company Pension Plan B effective February 28, 1999, as authorized by the Board of Directors of the Borrower at a meeting on November 3, 1998, and for which the Borrower made a Form 5310--Application for Determination for Terminating Plan with the Internal Revenue Service on March 3, 1999.

          "PLEDGE AGREEMENT": the Pledge Agreement to be executed and delivered by the Loan Parties relating to all Domestic Subsidiaries of the Borrower, substantially in the form of Exhibit F, as the same may be amended, supplemented or otherwise modified from time to time.

          "PRECISION": as defined in the Recitals hereto.

          "PRECISION ACQUISITION": as defined in the Recitals hereto.

          "PRECISION ACQUISITION AGREEMENT": the Stock Purchase Agreement, dated May 13, 1999, among the Borrower and the stockholders of Precision, as the same may be amended, supplemented or otherwise modified from time to time.

          "PRECISION ACQUISITION DOCUMENTS": the collective reference to the Precision Acquisition Agreement and any other documents executed in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time.

          "PROPERTIES": as defined in Section 6.22.

          "REIMBURSEMENT OBLIGATION": the obligation of the Borrower to reimburse the Issuing Bank pursuant to Section 4.5(a) for amounts drawn under a Letter of Credit.

          "REGISTER": as defined in Section 12.6(d).

          "REGULATION U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "REPLACEMENT SUBORDINATED DEBT": any subordinated indebtedness of the Borrower or any of its Subsidiaries incurred after the Closing Date, the proceeds of which are used to refinance existing Subordinated Debt, which shall either (a) have a final maturity date no earlier, an average life to maturity no shorter, and a priority no higher than the existing Subordinated Debt being refinanced and be in form and substance satisfactory to the Administrative Agent and the Required Lenders, or (b) be in form and substance satisfactory to all the Lenders.

          "REPORTABLE EVENT": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under Sections .21, .22, .23, .26, .27 or .28 of PBGC Reg. ss. 4043.

          "REQUIRED LENDERS": at any time, Lenders the Credit Exposure Percentages of which aggregate at least 66-2/3%.

          "REQUIREMENT OF LAW": as to any Person, the certificate of incorporation and by-laws or other organizational or Governing Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other

     Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "RESPONSIBLE OFFICER": the chief executive officer and the president of the Borrower or, with respect to financial matters, the chief financial officer of the Borrower.

          "RESTRUCTURING": as defined in Section 9.5(c) hereof.

          "REVOLVING CREDIT COMMITMENT": as to any Lender, the obligation of such Lender to make Revolving Credit Loans to the Borrower pursuant to
     Section 3.1 and/or to issue or participate in Letters of Credit issued on behalf of the Borrower hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.1 under the caption "Revolving Credit Commitment" or in an Assignment and Acceptance, as such amount may be reduced from time to time in accordance with the provisions of this Agreement.

          "REVOLVING CREDIT COMMITMENT PERCENTAGE": as to any Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the aggregate Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Credit Loans then outstanding constitutes of the aggregate principal amount of the Revolving Credit Loans then outstanding).

          "REVOLVING CREDIT COMMITMENT PERIOD": the period from and including the date hereof to but not including the Revolving Credit Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

          "REVOLVING CREDIT LOANS": as defined in Section 3.1.

          "REVOLVING CREDIT NOTE": as defined in Section 3.2.

          "REVOLVING CREDIT TERMINATION DATE": June 30, 2006.

          "SECURITY AGREEMENT": the Security Agreement to be executed and delivered by the Loan Parties, substantially in the form of Exhibit G, as the same may be amended, supplemented or otherwise modified from time to time.

          "SECURITY DOCUMENTS": the collective reference to the Assignment of Precision Acquisition Documents, the Foreign Pledge Agreements, the Leasehold Mortgages, the Mortgages, the Pledge Agreement, the Security Agreement and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any asset or assets of any Person to secure any of the Obligations or to secure any guarantee of any such Obligations.

          "SINGLE EMPLOYER PLAN": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

          "SPECIAL SUBORDINATED NOTES": the collective reference to any "Special Subordinated Notes" issued to the selling holders of Capital Stock of Precision pursuant to Section 1.2(b) of the Precision Acquisition Agreement, which shall be in form and substance satisfactory to the Administrative Agent and the Required Lenders.

          "STANDBY LETTER OF CREDIT": as defined in Section 4.1(b).

          "SUBORDINATED DEBT": any Special Subordinated Notes, the Three Cities Subordinated Debt and any Replacement Subordinated Debt.

          "SUBORDINATED DEBT DOCUMENTS": the collective reference to any documents evidencing any Subordinated Debt, together with any other documents executed in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance herewith.

          "SUBSIDIARY": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower and shall included, without limitation, Precision and its Subsidiaries.

          "TERM LOAN": any Tranche A Term Loan or Tranche B Term Loan.

          "THREE CITIES SUBORDINATED DEBT": the subordinated loans in an aggregate amount equal to $15,000,000 made by Three Cities Research, Inc., a Delaware corporation, or other Persons acceptable to the Administrative Agent and the Required Lenders to the Borrower, the proceeds of which shall be used to partially finance the Precision Acquisition, which shall be in form and substance satisfactory to the Administrative Agent and the Required Lenders.

          "TRANCHE": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day); Tranches may be identified as "EURODOLLAR TRANCHES".

          "TRANCHE A TERM LOAN": as defined in Section 2.1.

          "TRANCHE A TERM LOAN COMMITMENT": as to any Lender, its obligation to make a Tranche A Term Loan to the Borrower pursuant to Section 2.1 in the amount set forth opposite such Lender's name on Schedule 1.1 under the caption "Tranche A Term Loan".

          "TRANCHE A TERM LOAN COMMITMENT PERCENTAGE": as to any Lender, the percentage equal to the quotient of such Lender's Tranche A Term Loan Commitment divided by the aggregate Tranche A Term Loan Commitments.

          "TRANCHE A TERM NOTE": as defined in Section 2.2.

          "TRANCHE B TERM LOAN": as defined in Section 2.3.

          "TRANCHE B TERM LOAN COMMITMENT": as to any Lender, its obligation to make a Tranche B Term Loan to the Borrower pursuant to Section 2.3 in the amount set forth opposite such Lender's name on Schedule 1.1 under the caption "Tranche B Term Loan".

          "TRANCHE B TERM LOAN COMMITMENT PERCENTAGE": as to any Lender, the percentage equal to the quotient of such Lender's Term Loan Commitment divided by the aggregate Term Loan Commitments.

          "TRANCHE B TERM NOTE": as defined in Section 2.4.

          "TRANSACTION PARTIES": the Loan Parties and Precision.

          "TRANSFEREE": as defined in Section 12.6(f).

          "TYPE": as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

          "UNIFORM CUSTOMS": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

          "YEAR 2000 PROBLEM": the risk that computer applications used by the Borrower and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to, and any date on or after, December 31, 1999.

          1.2 OTHER DEFINITIONAL PROVISIONS.

          (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

          (b) As used herein and in any Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its

Subsidiaries not defined in Section 1.1 and accounting terms partly defined in
Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          SECTION 2. AMOUNT AND TERMS OF TERM LOAN COMMITMENTS

          2.1 TRANCHE A TERM LOAN COMMITMENTS. Subject to the terms and conditions hereof, each Lender severally agrees to make a term loan (a "TRANCHE A TERM LOAN") to the Borrower on the Closing Date in an amount not to exceed the amount of the Tranche A Term Loan Commitment of such Lender then in effect; PROVIDED, that the Term Loan Commitments shall terminate at 3:00 p.m., New York City time, on August 31, 1999, if the Tranche A Term Loans have not been made prior to that time. The Tranche A Term Loans may from time to time be (a) Eurodollar Loans, (b) Base Rate Loans or (c) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 5.2.

          2.2 TRANCHE A TERM NOTES. The Tranche A Term Loan of each Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A-1 with appropriate insertions as to payee, date and principal amount (a "TRANCHE A TERM NOTE"), payable to the order of such Lender and representing the obligation of the Borrower to pay the amount of the Tranche A Term Loan made by such Lender. Each Lender is hereby authorized to record the date, Type and amount of its Tranche A Term Loan and the date and amount of each payment or prepayment of principal thereof and each Conversion of all or a portion thereof to another Type and, and in the case of Eurodollar Loans, the Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Tranche A Term Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, that the failure of such Lender to make any such recordation shall not impair or otherwise affect the validity or enforceability of its Tranche A Term Note. Each Tranche A Term Note shall (a) be dated the Closing Date, (b) be stated to mature in installments in amounts equal to such Lender's Tranche A Term Loan Commitment Percentage of the amounts, and payable on the dates, set forth on Schedule 2.2, and (c) bear interest for the period from the date thereof on the unpaid principal amount thereof at the applicable interest rates per annum specified in
Section 5.1. Interest on the Tranche A Term Notes shall be payable on the dates specified in Section 5.1(d).

          2.3 TRANCHE B TERM LOAN COMMITMENTS. Subject to the terms and conditions hereof, each Lender severally agrees to make a term loan (a "TRANCHE B TERM LOAN") to the Borrower on the Closing Date in an amount not to exceed the amount of the

Tranche B Term Loan Commitment of such Lender then in effect; provided, that the Tranche B Term Loan Commitments shall terminate at 3:00 p.m., New York City time, on August 31, 1999, if the Tranche B Term Loans have not been made prior to that time. The Tranche B Term Loans may from time to time be (a) Eurodollar Loans, (b) Base Rate Loans or (c) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections
2.5 and 5.2.

          2.4 TRANCHE B TERM NOTES. The Tranche B Term Loan of each Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A-2 with appropriate insertions as to payee, date and principal amount (a "TRANCHE B TERM NOTE"), payable to the order of such Lender and representing the obligation of the Borrower to pay the amount of the Tranche B Term Loan made by such Lender. Each Lender is hereby authorized to record the date, Type and amount of its Tranche B Term Loan and the date and amount of each payment or prepayment of principal thereof and each Conversion of all or a portion thereof to another Type and, and in the case of Eurodollar Loans, the Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Tranche B Term Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, that the failure of such Lender to make any such recordation shall not impair or otherwise affect the validity or enforceability of its Tranche B Term Note. Each Tranche B Term Note shall (a) be dated the Closing Date, (b) be stated to mature in installments in amounts equal to such Lender's Tranche B Term Loan Commitment Percentage of the amounts, and payable on the dates, set forth on Schedule 2.4, and (c) bear interest for the period from the date thereof on the unpaid principal amount thereof at the applicable interest rates per annum specified in
Section 5.1. Interest on the Tranche B Term Notes shall be payable on the dates specified in Section 5.1(d).

          2.5 PROCEDURE FOR TERM LOAN BORROWING. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 a.m., New York City time, (a) three Business Days prior to the Closing Date, if all or any part of the Term Loans are to be initially Eurodollar Loans, or (b) one Business Day prior to the Closing Date, otherwise) requesting that the Lenders make the Term Loans on the Closing Date and specifying (i) the Closing Date, (ii) the amount to be borrowed, (iii) whether the Term Loans are to be initially Eurodollar Loans, Base Rate Loans or a combination thereof, and (iv) if the Term Loans are to be entirely or partly Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender thereof. Not later than 11:00 a.m. on the Closing Date each Lender shall make available to the Administrative Agent at its office specified in Section 12.2 the amount of such Lender's pro rata share of such borrowing in immediately available funds. The Administrative Agent shall on such date credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

          2.6 COMMITMENT FEE. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee for the period from and including the Closing Date to the date on which the Tranche A Term Loan Commitments and the Tranche B Term Loan Commitments have been fully funded, computed at the rate of 1/2 of 1% per annum on the aggregate unfunded amount of the Tranche A Term Loan Commitment and the Tranche B Term Loan Commitment of such Lender during the period for which payment is made, calculated on the basis of the actual days elapsed over a 360 day year, payable monthly in arrears on the last Business Day of each calendar month or such earlier date as the Tranche A Term Loan Commitments and the Tranche B Term Loan Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

          SECTION 3. AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS

          3.1 REVOLVING CREDIT COMMITMENTS.

          (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("REVOLVING CREDIT LOANS") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the amount of such Lender's Revolving Credit Commitment then in effect; PROVIDED, that the Revolving Credit Commitments shall terminate at 3:00 p.m., New York City time, on August 31, 1999, if the Term Loans have not been made prior to that time. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

          (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) Base Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections
3.3 and 5.2, PROVIDED, that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.

3.2 REVOLVING CREDIT NOTES. The Revolving Credit Loans made by each Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A-3 with appropriate insertions as to payee, date and principal amount (a "REVOLVING CREDIT NOTE"), payable to the order of such Lender and evidencing the obligation of the Borrower to pay a principal amount equal to the lesser of
(a) the amount of the Revolving Credit Commitment of such Lender and (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by such Lender. Each Lender is hereby authorized to record the date, Type and amount of each Revolving Credit Loan made or Converted by such Lender, the date and amount of each payment or prepayment of principal thereof, and, in the case of Eurodollar Loans, the Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Revolving Credit Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. Each Revolving Credit Note shall (x) be dated the Closing Date, (y) be stated to mature on the Revolving Credit

Termination Date and (z) bear interest on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum determined as provided in Section 5.1. Interest on each Revolving Credit Note shall be payable on the dates specified in Section 5.1(d).

          3.3 PROCEDURE FOR REVOLVING CREDIT BORROWING. The Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day in an aggregate principal amount not exceeding the aggregate Available RC Commitments then in effect; PROVIDED, that the Borrower shall give the Administrative Agent irrevocable notice in the form of a Borrowing Request in the form of Exhibit H hereto (a "BORROWING REQUEST") (which notice must be received by the Administrative Agent prior to 10:00 a.m., New York City time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans or (b) one Business Day prior to the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, Base Rate Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to
(x) in the case of Base Rate Loans, $500,000 or a whole multiple of $100,000 in excess thereof (or, if the then Available RC Commitments are less than $500,000, such lesser amount) and (y) in the case of Eurodollar Loans, $3,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Section 12.2 prior to 11:00 a.m., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

          3.4 COMMITMENT FEE. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee for the period from and including the first day of the Revolving Credit Commitment Period to the Revolving Credit Termination Date, computed at the rate of 1/2 of 1% per annum on the average daily amount of the Available RC Commitment of such Lender during the period for which payment is made, calculated on the basis of the actual days elapsed over a 360 day year, payable monthly in arrears on the last Business Day of each calendar month and on the Revolving Credit Termination Date or such earlier date as the Revolving Credit Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

          3.5 TERMINATION OR REDUCTION OF REVOLVING CREDIT COMMITMENTS. The Borrower shall have the right, upon not less than five Business Days' notice to the Administrative Agent, to terminate or reduce the Revolving Credit; PROVIDED, that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the Aggregate Outstanding RC Extensions of Credit would exceed the Revolving Credit Commitments then in effect. Any such reduction shall be in an amount equal to $1,000,000 or a whole multiple thereof and shall reduce permanently the Revolving Credit Commitments then in effect.


          SECTION 4. LETTERS OF CREDIT

          4.1 L/C COMMITMENT.

          (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 4.4(a), agrees to issue letters of credit ("LETTERS OF CREDIT") for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Lender; PROVIDED that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (1) the L/C Obligations would exceed the L/C Commitment or (2) the aggregate Available RC Commitments would be less than zero.

          (b) Each Letter of Credit shall:

              (1) be denominated in Dollars (or another currency requested by the Borrower unless the issuance of such a Letter of Credit by the Issuing Lender at the time of such request is not permitted under applicable law or is otherwise not acceptable to the Issuing Lender) and shall be either (A) a standby letter of credit issued to support obligations of the Borrower, contingent or otherwise, in respect of (u) warranty obligations or equipment performance assurance obligations, (v) insurance obligations, (w) obligations to workman's compensation board or similar Governmental Authority for workman's compensation liabilities of the Borrower or a Subsidiary, (x) other contractual obligations of the Borrower or a Subsidiary in respect of which advance payments have been made, (y) existing letters of credit outstanding as of the Closing Date and listed on
     Schedule 9.2 hereof and (z) such other obligations or for such other purposes as may be approved by the Issuing Lender and the Administrative Agent (such consent not to be unreasonably withheld) (a "STANDBY LETTER OF CREDIT"), or (B) a commercial letter of credit issued in respect of the purchase of goods or services by the Borrower in the ordinary course of business (a "COMMERCIAL LETTER OF CREDIT"); and

               (2) expire no later than the earlier of (i) five Business Days prior to the Revolving Credit Termination Date and (ii) 364 days from the date of issuance (subject to renewal).

          (c) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

          (d) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

          4.2 PROCEDURE FOR ISSUANCE OF LETTERS OF CREDIT. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof.

          4.3 FEES, COMMISSIONS AND OTHER CHARGES.

          (a) The Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit commission with respect to each Letter of Credit, computed for the period from the date of such payment to the date upon which the next such payment is due hereunder at a rate equal to the Applicable Margin for Revolving Credit Loan which are Eurodollar Loans then in effect, calculated on the basis of the actual days elapsed over a 360 day year, of the aggregate amount available to be drawn under such Letter of Credit on the date on which such fee is calculated and shall be payable to the L/C Participants and the Issuing Lender to be shared ratably among them in accordance with their respective Revolving Credit Commitment Percentages. Such commissions shall be payable in arrears on each L/C Fee Payment Date to occur after the issuance of each Letter of Credit and shall be nonrefundable. Additionally, the Borrower shall pay to the Administrative Agent, solely for the account of the Issuing Lender, a per annum fronting fee of one-quarter of one percent (.25%) of the aggregate amount available to be drawn under each Letter of Credit. Such fronting fee shall be nonrefundable and shall be payable in arrears on each L/C Fee Payment Date to occur after the issuance of each Letter of Credit and upon expiration or draw of such Letter of Credit.

          (b) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

          (c) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection.

          4.4 L/C PARTICIPATIONS.

          (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk, an undivided interest equal to such L/C Participant's Revolving Credit Commitment Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

          (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 4.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (1) such amount, times (2) the daily average Federal funds rate, as quoted by the Issuing Lender, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (3) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 4.4(a) is not in fact made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans hereunder. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 4.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; PROVIDED, HOWEVER, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

          4.5 REIMBURSEMENT OBLIGATIONS OF THE BORROWER.

          (a) The Borrower agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender or, if later, on each date on which such draft is paid by the Issuing Lender for the amount of (1) such draft so paid and (2) any taxes and any reasonable fees, charges or other costs or expenses incurred by the Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds.

          (b) Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Section from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding Base Rate Loans which were then overdue.

          (c) Each drawing under any Letter of Credit shall constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to Section
4.3 of Base Rate Loans in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the date of such drawing.

          4.6 OBLIGATIONS ABSOLUTE.

          (a) The Borrower's obligations under this Section 4 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender or any beneficiary of a Letter of Credit.

          (b) The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 4.5(a) shall not be affected by, among other things,
(1) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (2) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (3) any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee.

          (c) The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct.

          (d) The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York (including, without limitation, the honoring of drawings on a Letter of Credit), shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

          4.7 LETTER OF CREDIT PAYMENTS. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

          4.8 APPLICATION. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this
Section 4, the provisions of this Section 4 shall apply.

          SECTION 5. GENERAL PROVISIONS APPLICABLE TO LOANS

          5.1 INTEREST RATES AND PAYMENT DATES.

          (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

          (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

          (c) If all or a portion of (i) any principal of any Loan, (ii) any interest payable thereon, (iii) any commitment fee or (iv) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of the Loans and any such overdue interest, commitment fee or other amount shall bear interest at a rate per annum which is (x) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of any such overdue interest, commitment fee or other amount, the rate described in paragraph (b) of this Section plus 2%, in each case from the date of such non-payment until such overdue principal, interest, commitment fee or other amount is paid in full (as well after as before judgment).

          (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

          5.2 CONVERSION AND CONTINUATION OPTIONS.

          (a) The Borrower may elect from time to time to Convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least one Business Day's prior irrevocable notice of such election, PROVIDED, that any such Conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to Convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of Conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans and Base Rate Loans may be Converted as provided herein, provided that (i) no Loan may be Converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in their sole discretion that such a Conversion shall not be permitted, (ii) any such Conversion may only be made if, after giving effect thereto, Section 5.3 shall not have been contravened, and (iii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Revolving Credit Termination Date (in the case of Conversions of Revolving Credit Loans) or the date of the final installment of principal (in the case of Conversions of Term Loans).

          (b) Any Eurodollar Loans may be Continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, PROVIDED, that no Eurodollar Loan may be Continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in their sole discretion that such a Continuation shall not be permitted, (ii) if, after giving effect thereto, Section 5.3 would be contravened or (iii) after the date that is one month prior to the Revolving Credit Termination Date (in the case of Continuations of Revolving Credit Loans) or the date of the final installment of principal (in the case of Continuations of Term Loans) and PROVIDED, FURTHER, that if the Borrower shall fail to give such notice or if such Continuation is not permitted such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period.

          5.3 MINIMUM AMOUNTS AND MAXIMUM NUMBER OF TRANCHES. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Eurodollar Tranche shall be equal to $3 million or a whole multiple of $1 million in excess thereof. In no event shall there be more than six Eurodollar Tranches outstanding at any time.

          5.4 OPTIONAL PREPAYMENTS. (a) The Borrower may at any time and from time to time prepay the Loans, in whole or in part, subject to payments of any amounts required pursuant to Section 5.12 hereof, without premium or penalty, upon at least four Business

Days' irrevocable notice to the Administrative Agent, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to Section 5.12 and, in the case of prepayments of the Term Loans only, accrued interest to such date on the amount prepaid. Partial prepayments of the Term Loans pursuant to this Section shall be applied to the installments of principal thereof in the inverse order of their scheduled maturities; PROVIDED, that, other than with respect to prepayments in full, any Lender holding a Tranche B Term Loan may elect to reject acceptance of any partial prepayment in respect of its Tranche B Term Loan by giving notice to such effect to the Administrative Agent prior to the making of such prepayment by the Borrower, in which case the amount of such rejected prepayment shall be applied to installments of principal of the Tranche A Term Loans in the inverse order of their scheduled maturities. Amounts prepaid on account of the Term Loans may not be reborrowed. Partial prepayments pursuant to this Section shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof.

          (b) Any Lender holding a Tranche B Term Loan may elect, by notice to the Administrative Agent by telephone (confirmed by telecopy or otherwise in writing) at least one Business Day prior to the prepayment date, to decline all or any portion of a prepayment of its Tranche B Term Loan pursuant to this
Section 5.4, in which case the aggregate amount of prepayments that would have been applied to Tranche B Term Loans but was so declined shall be applied to prepay Tranche A Term Loans and Tranche B Term Loans of Lenders who accept prepayment of their Tranche B Term Loans pursuant to this Section, on a pro-rata basis based on their respective then outstanding principal amounts.

          5.5 MANDATORY PREPAYMENTS.

          (a) Subject to Section 5.12, if on any date the Aggregate Outstanding Extensions of Credit exceeds the Revolving Credit Commitments, the Borrower shall immediately prepay the Revolving Credit Loans and/or cash collateralize or replace Letters of Credit in an amount equal to the amount of such excess.

          (b) The Borrower shall prepay the Loans and reduce the Commitments in an amount equal to (i) 100% of the Net Proceeds from the termination of any pension plans of the Borrower or any Subsidiary (including, without limitation, the Plan Termination); PROVIDED, that the Borrower may retain and retire shares of Capital Stock of the Borrower held as assets of the Plan that is subject of the Plan Termination to the extent that the Net Proceeds from the Plan Termination otherwise applied to prepayment of the Loans is at least $10,000,000, (ii) 100% of the Net Proceeds of any sale or issuance of debt securities (other than Replacement Subordinated
Debt), (iii) 100% of the Net Proceeds of any sale or issuance of any equity securities, in either case by the Borrower or any Subsidiary, whether in a public offering, a private placement or otherwise (other than issuances of equity securities pursuant to employee benefit plans issued in the ordinary course of business) and (iv) 100% of the Net Proceeds of any sale, lease, assignment, exchange or other disposition for cash of any asset or group of assets (including, without limitation, but subject to clause (d) of this Section 5.5, insurance proceeds paid as a result of any destruction, casualty or taking of any property of the Borrower or any Subsidiary), not made in the ordinary course of business, by the Borrower or any Subsidiary of the Borrower, in any such case no later than three Business Days following receipt by the Borrower or such Subsidiary of such proceeds, together with accrued interest to such date on the amount prepaid; PROVIDED, that, during any fiscal year, no such prepayment shall be required pursuant to subclause (iv) of this Section 5.5(b) unless the aggregate amount of such Net Proceeds received by the Borrower and its Subsidiaries and not previously applied to prepayment of the Term Loans and the reduction of the Commitments pursuant to Section 5.5(b)(iv) is at least $250,000 for such fiscal year. Amounts prepaid pursuant to this Section 5.5(b) shall be applied FIRST to installments of principal of the Term Loans until paid in full, and SECOND to the reduction of the Revolving Credit Commitments and the prepayment of the Revolving Credit Loans and/or to cash collateralize or replace Letters of Credit. Prepayments of installments of Term Loans shall be applied in the inverse order of maturity and such amounts so prepaid may not be reborrowed. Nothing in this Section 5.5(b) shall be construed to derogate any restriction or limitation contained in any Loan Document imposed on any transaction of the types described in this Section 5.5(b), including without limitation the restrictions set forth in Sections 9.2, 9.5 and 9.6 hereof.

          (c) If at the end of a fiscal year of the Borrower the Leverage Ratio is greater than 3.0 to 1.0, on or before the earlier of the date on which the financial statements referred to in Section 8.1(a) are required to be delivered in respect of such fiscal year of the Borrower, beginning with the fiscal year ending December 31, 2000, and the date on which such financial statements are actually delivered, the Borrower shall prepay the Term Loans and permanently reduce the Commitments in the amount of 50% of Excess Cash Flow for such fiscal year covered by such financial statements, together with accrued interest to such date on the amount prepaid. Amounts prepaid pursuant to this Section 5.5(c) shall be applied FIRST to installments of principal of the Term Loans until paid in full, and SECOND to the reduction of the Revolving Credit Commitments and the prepayment of the Revolving Credit Loans and/or to cash collateralize or replace Letters of Credit. Prepayments of installments of Term Loans shall be applied in the inverse order of maturity and such amounts so prepaid may not be reborrowed.

          (d) Net Proceeds received by the Borrower or any Subsidiary as proceeds of insurance upon any destruction, casualty or taking with respect to any property of the Borrower or any Subsidiary need not be applied as set forth in Section 5.5(b) to the extent that such Net Proceeds are committed by the Borrower or such Subsidiary to the repair, rebuilding or replacement of the property which was the subject of such destruction, casualty or taking within 120 days after the receipt of such Net Proceeds and applied no later than 360 days following receipt of such Net Proceeds. If required by the Administrative Agent, such Net Proceeds shall be held in a special collateral account, subject to the sole dominion and control of the Administrative Agent and in a manner reasonably satisfactory to the Administrative Agent, as additional Collateral for the Obligations and the Guarantees, until such time as it is to be applied to such repair, rebuilding or replacement.

          (e) Any Lender holding a Tranche B Term Loan may elect, by notice to the Administrative Agent by telephone (confirmed by telecopy or otherwise in writing) at least one Business Day prior to the prepayment date, to decline all or any portion of a prepayment of its Tranche B Term Loan pursuant to this
Section 5.5, in which case the aggregate amount of prepayments that would have been applied to Tranche B Term Loans but was so declined shall be applied to prepay Tranche A Term Loans and Tranche B Term Loans of Lenders who accept prepayment of their Tranche B Term Loans pursuant to this Section, on a pro-rata basis based on their respective then outstanding principal amounts.

          5.6 COMPUTATION OF INTEREST AND FEES.

          (a) Interest, whenever it is calculated on the basis of the Base Rate, shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, interest, whenever it is calculated on the basis of the Eurodollar Rate, and Commitment Fees shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 5.1(a) or (b).

          5.7 INABILITY TO DETERMINE INTEREST RATE. If prior to the first day of any Interest Period:

          (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

          (b) the Administrative Agent shall have received notice from Lenders the Credit Exposure Percentages of which aggregate more than 50% that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans that were to have been Converted on the first day of such Interest Period to

Eurodollar Loans shall be Converted to or Continued as Base Rate Loans and (z) any outstanding Eurodollar Loans shall be Converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or Continued as such, nor shall the Borrower have the right to Convert Loans to Eurodollar Loans.

          5.8 PRO RATA TREATMENT AND PAYMENTS.

          (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee hereunder and any reduction of the Tranche A Term Loan Commitments, Tranche B Term Loan Commitments or the Revolving Credit Commitments of the Lenders shall be made pro rata according to the respective Tranche A Term Loan Commitment Percentages, Tranche B Term Loan Commitment Percentages or Revolving Credit Commitment Percentages, as applicable, of the Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Tranche A Term Loans, Tranche B Term Loans or the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Tranche A Term Loans, Tranche B Term Loans or the Revolving Credit Loans, as applicable, then held by the Lenders. All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 12:00 noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in Section 12.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day.

          (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its Tranche A Term Loan Commitment Percentage, Tranche B Term Loan Commitment Percentage or Revolving Credit Commitment Percentage, as applicable, of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. If such Lender's Tranche A Term Loan Commitment Percentage, Tranche B Term Loan Commitment Percentage or Revolving Credit Commitment Percentage, as applicable, of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower.

          5.9 ILLEGALITY. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans and Continue Eurodollar Loans as such shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be Converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such Conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 5.12.

          5.10 REQUIREMENTS OF LAW.

     (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

          (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 5.11 and changes in the rate of tax on the overall net income of such Lender);

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

          (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, Converting into, Continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

          (c) If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          5.11 TAXES.

          (a) All payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Note, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of

America or a state thereof if such Lender fails to comply with the requirements of clause (b) of this Section. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

          (i) (A) if such Lender is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, deliver to the Borrower and the Administrative Agent (x) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (y) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, or (B) if such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224, deliver (x) a certificate substantially in the form of Exhibit I (a "NON-BANK STATUS CERTIFICATE") and (y) two completed and signed copies of Internal Revenue Service Form W-8 or successor applicable form;

          (ii) deliver to the Borrower and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

          (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, (ii) in the case of a Non-Bank Status Certificate, that it is not a "bank" as such term is defined in Section 881(c)(3)(A) of the Code, and (iii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to Section 12.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this Section, PROVIDED that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

          5.12 INDEMNITY. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, Conversion into or Continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, Converted or Continued, for the period from the date of such prepayment or of such failure to borrow, Convert or Continue to the last day of such Interest Period (or, in the case of a failure to borrow, Convert or Continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          5.13 LENDING OFFICES; CHANGE OF LENDING OFFICE; REPLACEMENT OF
LENDERS.

          (a) Loans of each Type made by any Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

          (b) Each Lender agrees that if it makes any demand for payment under
Section 5.10 or 5.11(a), or if any adoption or change of the type described in
Section 5.9 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under Section 5.10 or 5.11(a), or would eliminate or reduce the effect of any adoption or change described in Section 5.9.

          (c) If any Lender requests compensation under Section 5.10, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.11(a), then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign all of its interests, rights and obligations to an assignee who shall assume such obligations; provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, the Issuing Bank), which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees, and all other amount payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts owing hereunder) and
(iii) such assignment will result in a material reduction in the amount of compensation or payment to be made by the Borrower. A Lender shall not be required to make any such assignment if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment cease to apply.

          SECTION 6. REPRESENTATIONS AND WARRANTIES

          To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

          6.1 FINANCIAL CONDITION.

          (a) The consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 1998 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by PricewaterhouseCoopers LLP, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly in accordance with GAAP the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at March 31, 1999 and the related unaudited consolidated statements of income and of cash flows for the 3-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly in accordance with GAAP (subject to normal year-end adjustments) the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the 3-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither the Borrower nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other financial derivative, which is not reflected in the foregoing statements or in the notes thereto. During the period from December 31, 1998 to and including the date hereof there has been no sale, transfer or other disposition by the Borrower or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries at December 31, 1998.

          (b) The consolidated balance sheet of Precision and its consolidated Subsidiaries as at March 31, 1999 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Arthur Andersen LLP, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly in accordance with GAAP the consolidated financial condition of Precision and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither Precision nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other financial derivative, which is not reflected in the foregoing statements or in the notes thereto. During the period from March 31, 1999 to and including the date hereof there has been no sale, transfer or other disposition by Precision or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of Precision and its consolidated Subsidiaries at March 31, 1999.

          (c) The PRO FORMA consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at March 31, 1999 certified by a Responsible Officer of the Borrower (the "PRO FORMA BALANCE SHEET"), a copy of which has been provided to the Administrative Agent and each Lender, is the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries adjusted to give effect (as if such events had occurred on such date) to (i) the refinancing of any Indebtedness to be made with the proceeds of Loans hereunder,
(ii) the making of the Term Loans, (iii) the making of the Revolving Credit Loans to be made on the Closing Date, (iv) the Precision Acquisition, (v) the issuance of all Subordinated Debt to be made on the Closing Date, (vi) the application of the proceeds of the foregoing in accordance with the terms of the Loan Documents and (vii) the payment of all fees and expenses related to the foregoing transactions, as estimated in good faith as of the date of the Pro Forma Balance Sheet. The Pro Forma Balance Sheet, together with the notes thereto, presents fairly, on a pro forma basis, the consolidated financial position of the Borrower and its Subsidiaries as at March 31, 1999, assuming that the events specified in the preceding sentence had actually occurred on such date.

          (d) The operating forecast and cash flow projections of the Borrower and its consolidated Subsidiaries, copies of which have heretofore been furnished to the Lenders, have been prepared in good faith under the direction of a Responsible Officer of the Borrower, and in accordance with GAAP. The Borrower has no reason to believe that as of the date of delivery thereof such operating forecast and cash flow projections are materially incorrect or misleading in any material respect, or omit to state any material fact which would render them misleading in any material respect.

          6.2 NO CHANGE. (a) Since December 31, 1998 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect, and (b) during the period from December 31, 1998 to and including the date hereof, the Capital Stock of the Borrower has not been redeemed, retired, purchased or otherwise acquired for value by the Borrower or any of its Subsidiaries.

          6.3 EXISTENCE; COMPLIANCE WITH LAW. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law, except with respect to
(c) and (d) to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          6.4 POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The Borrower has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Borrower is a party, other than the filing of UCC Financing Statements and the recording of Mortgages and Leasehold Mortgages contemplated by Section 6.16 hereof and any other recordings or filings relating to intellectual property or vehicles of the Borrower as required by the Security Agreement. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of the Borrower. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          6.5 NO LEGAL BAR. The execution, delivery and performance of the Loan Documents to which the Borrower is a party, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Borrower or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than Liens created by the Security Documents in favor of the Administrative Agent).

          6.6 NO MATERIAL LITIGATION. Other than as disclosed on Schedule 6.6 hereof, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

          6.7 NO DEFAULT. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          6.8 OWNERSHIP OF PROPERTY; LIENS. Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 9.3.

          6.9 INTELLECTUAL PROPERTY. The Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "INTELLECTUAL PROPERTY"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim. The use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          6.10 NO BURDENSOME RESTRICTIONS. No Requirement of Law or Contractual Obligation of the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

          6.11 TAXES. Each of the Borrower and its Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

          6.12 FEDERAL REGULATIONS. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect, or for any purpose which violates, or which would be inconsistent with, the provisions of the regulations of such Board of Governors. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in said Regulation U.

          6.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. Except for the Plan Termination, no termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

          6.14 INVESTMENT COMPANY ACT; OTHER REGULATIONS. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

          6.15 SUBSIDIARIES. Schedule 6.15 sets forth the name of each direct or indirect Subsidiary of the Borrower, its form of organization, its jurisdiction of organization, the total number of issued and outstanding shares or other interests of Capital Stock thereof, the classes and number of issued and outstanding shares or other interests of Capital Stock of each such class, the name of each holder of Capital Stock thereof and the number of shares or other interests of such Capital Stock held by each such holder and the percentage of all outstanding shares or other interests of such class of Capital Stock held by such holders.

          6.16 SECURITY DOCUMENTS.

          (a) The provisions of each Security Document are effective to create in favor of the Administrative Agent for the ratable benefit of the Lenders a legal, valid and enforceable security interest in all right, title and interest of the Loan Party which is party thereto in the "Collateral" described therein.

          (b) (i) When financing statements have been filed in the offices in the jurisdictions listed in Schedule 6.16 Part A, the Security Agreement shall each constitute a fully perfected first Lien on, and security interest in, all right, title and interest of the Borrower in the "Collateral" described therein, which can be perfected by such filing.

          When certificates representing the Pledged Stock (as defined in the Pledge Agreement) are delivered to the Administrative Agent, together with stock powers endorsed in blank by a duly authorized officer of the pledgor thereof, the Pledge Agreement shall constitute a fully perfected first Lien on, and security interest in, all right, title and interest of the pledgors parties thereto in the "Collateral" described therein.

          (iii) When each Leasehold Mortgage and Mortgage is recorded with the appropriate jurisdiction listed on Schedule 6.16 Part B, such Leasehold Mortgage or Mortgage shall constitute a fully perfected first Lien on, and security interest in, all right, title and interest of the Loan Party which is party thereto in the "Collateral" described therein.

          (c) Neither the Borrower nor any Domestic Subsidiary owns any property, or has any interest in any property, that is not subject to a fully perfected first priority Lien on, or security interest in, such property in favor of the Administrative Agent, other than any such property having an aggregate fair market value at any one time not exceeding $250,000 and other than any property listed on Schedule 6.16, Part C.

          6.17 ACCURACY AND COMPLETENESS OF INFORMATION.

          (a) All factual information, reports and other papers and data with respect to the Loan Parties (other than projections) furnished, and all factual statements and representations made, to the Administrative Agent or the Lenders by a Loan Party, or on behalf of a Loan Party, were, at the time the same were so furnished or made, when taken together with all such other factual information, reports and other papers and data previously so furnished and all such other factual statements and representations previously so made, complete and correct in all material respects, to the extent necessary to give the Administrative Agent and the Lenders true and accurate knowledge of the subject matter thereof in all material respects, and did not, as of the date so furnished or made, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which the same were made.

          (b) All projections with respect to the Loan Parties furnished by or on behalf of a Loan Party to the Administrative Agent or the Lenders were prepared and presented in good faith by or on behalf of such Loan Party. No fact is known to a Loan Party which materially and adversely affects or in the future is reasonably likely (so far as such Loan Party can reasonably foresee) to have a Material Adverse Effect which has not been set forth in the financial statements referred to in Section 6.1 or in such information, reports, papers and data or otherwise disclosed in writing to the Administrative Agent or the Lenders prior to the Closing Date.

          6.18 LABOR RELATIONS. No Loan Party is engaged in any unfair labor practice which could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice compliant pending or, to the best knowledge of each Loan Party and each of the Subsidiaries, threatened against a Loan Party before the National Labor Relations Board which could reasonably be expected to have a Material Adverse Effect and no grievance or arbitration proceeding arising out of or under a collective bargaining agreement is so pending or threatened; (b) no strike, labor dispute, slowdown or stoppage pending or, to the best knowledge of each Loan Party, threatened against a Loan Party; and (c) no union representation question existing with respect to the employees of a Loan Party and no union organizing activities are taking place with respect to any thereof.

          6.19 INSURANCE. Each Loan Party has, with respect to its properties and business, insurance covering the risks, in the amounts, with the deductible
or other retention amounts, and with the carriers, listed on Schedule   6.19,
which insurance meets the requirements of Section 8.5 hereof and Section 5 of the Security Agreement and Section 6 of the Leasehold Mortgages and Mortgages as of the date hereof and the Closing Date.

          6.20 SOLVENCY. After giving effect to the consummation of the refinancing of existing Indebtedness, the Precision Acquisition and to the incurrence of all indebtedness (including any Subordinated Debt) and obligations being incurred on or prior to such date in connection herewith and therewith and after giving effect to the making of each Loan and the issuance of each Letter of Credit, (i) the amount of the "present fair saleable value" of the assets of the Borrower and of the Borrower and its Subsidiaries, taken as a whole, will, as of such date, exceed the amount of all "liabilities of the Borrower and of the Borrower and its Subsidiaries, taken as a whole, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (ii) the present fair saleable value of the assets of the Borrower and of the Borrower and its Subsidiaries, taken as a whole, will, as of such date, be greater than the amount that will be required to pay the liabilities of the Borrower and of the Borrower and its Subsidiaries, taken as a whole, on their respective debts as such debts become absolute and matured, (iii) neither the Borrower nor the Borrower and its Subsidiaries, taken as a whole, will have, as of such date, an unreasonably small amount of capital with which to conduct their respective businesses, and (iv) each of the Borrower and the Borrower and its Subsidiaries, taken as a whole, will be able to pay their respective debts as they mature. For purposes of this Section 6.20, "debt" means "liability on a claim", "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, and (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

          6.21 PURPOSE OF LOANS. The proceeds of the Loans shall be used by the Borrower to partially finance the Precision Acquisition, to refinance existing Indebtedness of the Borrower, Precision and their Subsidiaries, to pay fees, commissions and expenses in connection herewith and therewith, and for working capital purposes in the ordinary course of business

          6.22 ENVIRONMENTAL MATTERS. Except as disclosed on Schedule 6.22 attached hereto:

          (a) The facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "PROPERTIES") and all operations at the Properties are in compliance, and have in the last two years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrower or any of its Subsidiaries (the "BUSINESS") which could materially interfere with the continued operation of the Properties or materially impair the fair saleable value thereof.

          (b) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened, that has not been resolved and which could reasonably be expected to have a Material Adverse Effect.

          (c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law.

          (d) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

          (e) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws.

          6.23 REGULATION H. No Mortgage or Leasehold Mortgage encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

          6.24 YEAR 2000 COMPLIANCE. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the computer systems of the Borrower, Precision and their Subsidiaries and (ii) equipment of the Borrower, Precision and their Subsidiaries containing embedded microchips (including systems and equipment supplied by others in which their systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed no later than October 31, 1999. The cost to the Borrower and Precision of such reprogramming and testing and of the reasonably foreseeable consequences of the Year 2000 Problem to the Borrower and Precision (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower, Precision and their Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Borrower, Precision and their Subsidiaries to conduct their business without a Material Adverse Effect.

          SECTION 7. CONDITIONS PRECEDENT

          7.1 CONDITIONS TO INITIAL LOANS. The agreement of each Lender to make the initial Loan requested to be made by it and the agreement of the Issuing Lender to issue the initial Letter of Credit is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan on the Closing Date, of the following conditions precedent:

          (a) LOAN DOCUMENTS. The Administrative Agent shall have received:

          (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart for each Lender,

          (ii) for the account of each Lender having a Tranche A Term Loan Commitment, a Tranche A Term Loan Note of the Borrower conforming to the requirements hereof and executed by a duly authorized officer of the Borrower,

          (iii) for the account of each Lender having a Tranche B Term Loan Commitment, a Tranche B Term Loan Note of the Borrower conforming to the requirements hereof and executed by a duly authorized officer of the Borrower,

          (iv) for the account of each Lender having a Revolving Credit Commitment, a Revolving Credit Note of the Borrower conforming to the requirements hereof and executed by a duly authorized officer of the Borrower,

          (v) the Pledge Agreement, executed and delivered by a duly authorized officer of each party thereto, with a counterpart or a conformed copy for each Lender,

          (vi) the Guarantee, executed and delivered by a duly authorized officer of each party thereto, with a counterpart or a conformed copy for each Lender,

          (vii) the Security Agreement, executed and delivered by a duly authorized officer of each party thereto, with a counterpart or a conformed copy for each Lender,

          (viii) each of the Mortgages relating to the locations listed on
     Schedule 7.1(a)(viii), each executed and delivered by a duly authorized officer of the party thereto, with a counterpart or a conformed copy for each Lender,

          (ix) each of the Leasehold Mortgages relating to the locations listed on Schedule 7.1(a)(ix), each executed and delivered by a duly authorized officer of the party thereto, with a counterpart or a conformed copy for each Lender;

          (x) the Assignment of Precision Acquisition Documents, executed and delivered by a duly authorized officer of each party thereto, with a counterpart or a conformed copy for each Lender; and

          (xi) each Foreign Pledge Agreement, executed and delivered by a duly authorized officer of each party thereto, with a counterpart or a conformed copy for each Lender.

          (b) RELATED AGREEMENTS. The Administrative Agent shall have received, with a copy for each Lender, true and correct copies, certified as to authenticity by the Borrower, of all Precision Acquisition Documents, all Subordinated Debt Documents and such other documents or instruments as may be reasonably requested by the Administrative Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Borrower, Precision or any of their Subsidiaries may be a party.

          (c) CONCURRENT TRANSACTIONS.

          (i) The Precision Acquisition shall have been, or shall be concurrently with the making of the initial Loans, consummated in accordance with the terms of the Precision Acquisition Documents for a total purchase price not exceeding $73,900,000 (subject to adjustments in the purchase price pursuant to Section 2.1 of the Precision Acquisition Agreement), without any amendment, modification or waiver thereof except with the consent of the Required Lenders, and the Administrative Agent shall have received evidence satisfactory to it to that effect.

          (ii) All amounts owing to the existing creditors of the Borrower, Precision or any of their Subsidiaries (other than Indebtedness permitted under Section 9.2 hereof) under existing financing documents shall have been, or shall be concurrently with the making of the initial Loans, repaid in full, and any Liens created pursuant to such existing financing documents shall have been or shall, concurrently with the making of the initial Loans, released, and such existing financing documents shall terminate and be of no further force and effect upon such repayment; in each case pursuant to such payoff letters, Lien releases, termination statements, mortgage satisfactions and other documents as the Administrative Agent may require, each of which shall be in form and substance satisfactory to the Administrative Agent.

          (iii) The Three Cities Subordinated Debt and any Special Subordinated Notes shall have been, or shall be concurrently with the making of the initial Loans, consummated in accordance with the terms of the related Subordinated Debt Documents, without any amendment, modification or waiver thereof except with the consent of the Required Lenders, and the Administrative Agent shall have received evidence satisfactory to it to that effect.

          (iv) The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of Precision authorizing the execution, delivery and performance of the Precision Acquisition Documents.

          (d) SECRETARY'S CERTIFICATES. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit J, with appropriate insertions and attachments, satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Loan Party.

          (e) CORPORATE PROCEEDINGS OF THE LOAN PARTIES. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of each Loan Party authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, (ii) the borrowings contemplated hereunder and (iii) the granting by it of the Liens created pursuant to the Security Documents, certified by the Secretary or an Assistant Secretary of such Loan Party as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

          (f) INCUMBENCY CERTIFICATES. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Loan Party, dated the Closing Date, as to the incumbency and signature of the officers of such Loan Party executing any Loan Document satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Loan Party.

          (g) CORPORATE DOCUMENTS. The Administrative Agent shall have received, with a counterpart for each Lender, true and complete copies of the certificate of incorporation and by-laws of each Loan Party, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party.

          (h) GOOD STANDING CERTIFICATES. The Administrative Agent shall have received, with a copy for each Lender, certificates dated as of a recent date from the Secretary of State or other appropriate authority, evidencing the good standing of each Transaction Party (i) in the jurisdiction of its organization and (ii) in each other jurisdiction where its ownership, lease or operation of property or the conduct of its business requires it to qualify as a foreign Person except, as to this subclause (ii), where the failure to so qualify would not have a Material Adverse Effect.

          (i) CONSENTS, LICENSES AND APPROVALS. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of a Responsible Officer of the Borrower (i) attaching copies of all consents, authorizations and filings referred to in Section 6.4, and (ii) stating that such consents, licenses and filings are in full force and effect, and each such consent, authorization and filing shall be in form and substance satisfactory to the Administrative Agent.

          (j) FEES AND EXPENSES. The Administrative Agent shall have received the fees to be received on the Closing Date referred to in the Fee Letter and all expenses required to be reimbursed in accordance herewith.

          (k) LEGAL OPINIONS. The Administrative Agent shall have received, with a counterpart for each Lender, the following executed legal opinions:

          (i) the executed legal opinion of Thompson, Hine & Flory LLP, counsel to the Borrower and the other Loan Parties, substantially in the form of Exhibit K-1;

          (ii) the executed legal opinion of local counsel to the Borrower and the other Loan Parties with respect to Pennsylvania, Ohio, New York and Indiana, substantially in the form of Exhibit K-2; and

          (iii) the executed legal opinion of local counsel to the Borrower and the other Loan Parties with respect to the United Kingdom, substantially in the form of Exhibit K-3.

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

          (l) PLEDGED STOCK; STOCK POWERS.

          (i) The Administrative Agent shall have received the certificates representing the shares pledged pursuant to the Pledge Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

          (ii) Each Issuer referred to in the Pledge Agreement shall have delivered an acknowledgement of and consent to such Pledge Agreement, executed by a duly authorized officer of such Issuer, in substantially the form appended to such Pledge Agreement.

          (m) ACTIONS TO PERFECT LIENS. The Administrative Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC-1, necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens created by the Security Documents shall have been completed.

          (n) SURVEYS. The Administrative Agent shall have received, and the title insurance company issuing the policy referred to in Section 7.1(o) (the "TITLE INSURANCE COMPANY") shall have received, maps or plats of an as-built survey of the sites of the property covered by each Mortgage and Leasehold Mortgage certified to the Administrative Agent and the Title Insurance Company in a manner satisfactory to them, dated a date satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1962, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (i) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (ii) the lines of streets abutting the sites and width thereof; (iii) all access and other easements appurtenant to the sites or necessary or desirable to use the sites;
(iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (v) any encroachments on any adjoining property by the building structures and improvements on the sites; and (vi) if the site is described as being on a filed map, a legend relating the survey to said map.

          (o) TITLE INSURANCE POLICY. The Administrative Agent shall have received in respect of each parcel covered by each Mortgage and Leasehold Mortgage a mortgagee's title policy (or policies) or marked up unconditional binder for such insurance dated the Closing Date. Each such policy shall (i) be in an amount satisfactory to the Administrative Agent; (ii) be issued at ordinary rates; (iii) insure that the Mortgage or Leasehold Mortgage insured thereby creates a valid first Lien on such parcel free and clear of all defects and encumbrances, except such as may be approved by the Administrative Agent;
(iv) name the Administrative Agent for the benefit of the Lenders as the insured thereunder; (v) be in the form of ALTA Loan Policy - 1970 (Amended 10/17/70);
(vi) contain such endorsements and affirmative coverage as the Administrative Agent may request and (vii) be issued by title companies satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent). The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, and all charges for mortgage recording tax, if any, have been paid.

          (p) FLOOD INSURANCE. If requested by the Administrative Agent, the Administrative Agent shall have received (i) a policy of flood insurance which
(A) covers any parcel of improved real property which is encumbered by any Mortgage (B) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage which is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the Act, whichever is less, and (C) has a term ending not later than the maturity of the indebtedness secured by such Mortgage and (ii) confirmation that the Company has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board of Governors of the Federal Reserve System.

          (q) COPIES OF DOCUMENTS. The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in Section 7.1(o) and a copy, certified by such parties as the Administrative Agent may deem appropriate, of all other documents affecting the property covered by each Mortgage.

          (r) LIEN SEARCHES. The Administrative Agent shall have received the results of a recent search by a Person satisfactory to the Administrative Agent, of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to personal property of each Loan Party, and the results of such search shall be satisfactory to the Administrative Agent.

          (s) INSURANCE. The Administrative Agent shall have received evidence in form and substance satisfactory to it that all of the requirements of Section
8.5 hereof and Section 5 of the Security Agreement and Section 6 of the Mortgages and Leasehold Mortgages shall have been satisfied.

          (t) ENVIRONMENTAL REPORTS. The Administrative Agent shall have received Phase I environmental reports, and, if requested by the Administrative Agent based upon its review of the Phase I environmental reports, Phase II or other environmental reports, prepared by a Person satisfactory to the Administrative Agent, and which such Person shall have confirmed in writing that the Administrative Agent and the Lenders shall be entitled to rely upon, with respect to each of the Properties, and such environmental reports shall be in form and substance satisfactory to the Administrative Agent.

          (u) LANDLORD ESTOPPEL AGREEMENTS. The Administrative Agent shall have received a landlord estoppel agreement, in form and substance satisfactory to the Administrative Agent, with respect to each parcel of real property leased by any Loan Party as of the Closing Date, duly executed and delivered on behalf of the lessor of such real property.

          (v) FINANCIAL STATEMENTS. The Administrative Agent and each Lender shall have received and reviewed all financial projections and financial statements listed in Section 6.1 hereof, which shall be in form and substance satisfactory to the Administrative Agent and the Lenders.

          (w) DUE DILIGENCE. The Administrative Agent and each Lender shall have completed to its satisfaction due diligence with respect to the Borrower, Precision, each of their Subsidiaries and their respective businesses and properties; including, without limitation, review of and satisfaction with (i) the tax assumptions of the Transaction Parties, (ii) the ownership, capital, corporate, organization and legal structure of each Transaction Party, (iii) the value, scope and extent of the Collateral which secures the Obligations hereunder, (iv) all material contracts of the Transaction Parties, including without limitation all documents relating to existing Indebtedness or Guarantee Obligations of the Loan Parties and all material supply and purchase contracts of the Loan Parties, (v) the structure of the Precision Acquisition and the financings relating thereto, (vi) all shareholder agreements, employment agreements, non-compete agreements and any other agreements among any Transaction Party and its key personnel and (vii) any collective bargaining agreements and employee benefit plans of the Transaction Parties.

          (x) SOLVENCY LETTER. The Administrative Agent and the Lenders shall have received a certificate from the chief financial officer of the Borrower, in form and substance satisfactory to the Administrative Agent and the Lenders, as to the solvency of the Loan Parties after giving effect to all of the transactions contemplated hereby.

          (y) APPROVALS AND WAITING PERIODS. The Administrative Agent shall have received evidence to its satisfaction of the termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in connection with the Precision Acquisition and the transactions relating thereto.

          7.2 CONDITIONS TO EACH LOAN. The agreement of each Lender to make any Loan requested to be made by it on any date (including, without limitation, its initial Loan) and the agreement of the Issuing Lender to issue any Letter of Credit (including, without limitation, its initial Letter of Credit) is subject to the satisfaction of the following conditions precedent:

          (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Borrower and the other Loan Parties in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

          (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

          (c) NO MATERIAL ADVERSE EFFECT. No event or circumstance shall have occurred and be continuing that has had a Material Adverse Effect.

          (d) ADDITIONAL MATTERS. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that the conditions contained in this Section 7.2 have been satisfied.

          SECTION 8. AFFIRMATIVE COVENANTS

          The Borrower hereby agrees that, so long as any of the Commitments remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

          8.1 FINANCIAL STATEMENTS. Furnish to each Lender:

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated and unaudited consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated and unaudited consolidating statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing;

          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated and consolidating statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects in accordance with GAAP (subject to normal year-end audit adjustments); and

          (c) as soon as available, but in any event not later than 30 days after the end of each calendar month, the unaudited consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated and consolidating statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects in accordance with GAAP (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

          8.2 CERTIFICATES; OTHER INFORMATION. Furnish to each Lender:

          (a) concurrently with the delivery of the financial statements referred to in Section 8.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of the financial statements referred to in Sections 8.1(a), (b) and (c), a certificate of a Responsible Officer (i) stating that, to the best of such Officer's knowledge, the Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) showing in detail the calculations supporting such Officer's certification of the Borrower's compliance with the requirements of Section 9.1(a) through 9.1(h);

          (c) not later than thirty days after the end of each fiscal year of the Borrower, a copy of the then current three-year projections by the Borrower of the operating budget and cash flow budget of the Borrower and its Subsidiaries for the succeeding three fiscal years, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of sound financial planning practice and that such Officer has no reason to believe they are incorrect or misleading in any material respect;

          (d) within five days after the same are sent, copies of all financial statements and reports which the Borrower sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

          (e) during the month of June in each calendar year, a report of a reputable insurance broker with respect to the insurance maintained by the Borrower and its Subsidiaries in accordance with Section 8.5 of this Agreement and Section 5 of each Security Agreement and Section 6 of each Mortgage and Leasehold Mortgage, and such supplemental reports as the Administrative Agent may from time to time request; and

          (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

          8.3 PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

          8.4 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to Section 9.5; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

          8.5 MAINTENANCE OF PROPERTY; INSURANCE. Keep all property useful and necessary in its business in good working order and condition (ordinary wear and tear excepted); maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business, which insurance shall name the Administrative Agent as lender loss payee, in the case of property or casualty insurance, and as an additional insured, in the case of liability insurance; and furnish to each Lender, upon written request, full information as to the insurance carried.

          8.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

          8.7 NOTICES. Promptly give notice to the Administrative Agent and each Lender of:

          (a) the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $1,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

          (d) of the acquisition by any Loan Party of any property or interest in property (including, without limitation, real property), that is not subject to a perfected Lien in favor of the Administrative Agent pursuant to the Security Documents;

          (e) of the occurrence of any transaction or occurrence referred to in
Section 5.5(b), and the receipt of any Net Proceeds or any insurance proceeds as a result thereof (whether or not such Net Proceeds or proceeds are then required to be applied to the repayment of Loans and reduction of Revolving Credit Commitments as specified in Section 5.5(b));

          (f) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

          (g) any development or event which has had or could reasonably be expected to have a Material Adverse Effect.

          Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

          8.8 ENVIRONMENTAL LAWS.

          (a) Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

          8.9 PERIODIC AUDIT OF ACCOUNTS RECEIVABLE AND INVENTORY. The Administrative Agent shall be entitled to perform a periodic due diligence inspection, test and review of the accounts receivable and inventory of the Borrower and its Subsidiaries on a mutually convenient Business Day twice during each calendar year and shall in each case be satisfied in all material respects with the results thereof; PROVIDED HOWEVER, if the Administrative Agent in its reasonable judgment is not satisfied that the results of any due diligence inspection, test, and review performed pursuant to this Section 8.10, the Administrative Agent shall be entitled to perform additional due diligence inspections, tests and reviews of such inventory and accounts receivable on mutually convenient Business Days during the succeeding twelve-month period until the Administrative Agent shall be so satisfied; and PROVIDED FURTHER, that upon the occurrence and during the continuation of an Event of Default, the Administrative Agent shall be entitled to perform such additional due diligence inspections, tests and review of such accounts receivable as any Lender shall deem necessary or advisable.

          8.10 ADDITIONAL COLLATERAL; ADDITIONAL GUARANTORS.

          (a) In the event that the Borrower or any Subsidiary acquires any property or interest in property (including, without limitation, real property), that is not subject to a perfected Lien in favor of the Administrative Agent pursuant to the Security Documents, the Borrower shall, and shall cause Subsidiary to, take such action (including, without limitation, the preparation and filing of mortgages or deeds of trust in form and substance satisfactory to the Administrative Agent) as the Administrative Agent shall request in order to create and/or perfect a Lien in favor of the Administrative Agent on such property.

          (b) In the event that the Borrower is permitted to acquire or form any additional Subsidiary, such Subsidiary shall execute a guarantee and a security agreement, or supplements to the Guarantee and the Security Agreement, and the Borrower and/or any Subsidiary which is a holder of any Capital Stock of such Subsidiary shall execute such pledge agreements or supplements to the Pledge Agreements, each in form and substance satisfactory to the Administrative Agent, and shall take such other action as shall be necessary or advisable (including, without limitation, the execution of financing statements on form UCC-1) in order to perfect the Liens granted by such Subsidiary in favor of the Administrative Agent for the benefit of the Lenders and to effect and perfect the pledge of all of the Capital Stock of such Subsidiary in favor of the Administrative Agent for the benefit of the Lenders. Such Subsidiary shall thereupon become a Guarantor for all purposes under the Loan Documents, including, without limitation, Section 8.10(a) of this Agreement. The Administrative Agent shall be entitled to receive legal opinions of one or more counsel to the Borrower and such Subsidiary addressing such matters as the Administrative Agent or its counsel may reasonably request, including, without limitation, the enforceability of the guaranty and the security agreement to which such Subsidiary becomes a party and the pledge of the Capital Stock of such Subsidiary, and the creation, validity and perfection of the Liens so granted by such Subsidiary and the Borrower and/or other Subsidiaries to the Administrative Agent for the benefit of the Lenders.

          8.11 YEAR 2000 COVENANTS. (a) Take all necessary action to (i) comply with the provisions of Section 6.24 hereof and (ii) test all of its systems and equipment supplied by others or with which the Borrower's systems interface on or prior to June 30, 1999 to verify the absence of a Year 2000 Problem, and (b) from time to time, at the request of the Administrative Agent, provide to the Administrative Agent such updated information or documentation as is requested regarding the status of their efforts to address the Year 2000 Problem.

          8.12 INTEREST RATE PROTECTION ARRANGEMENTS. No later than 180 days following the Closing Date, enter into interest rate protection arrangements in respect of 50% of the initial aggregate principal balance of the Tranche A Term Loans and the Tranche B Term Loans as such aggregate principal amount is scheduled to be reduced from time to time, in form and substance acceptable to the Administrative Agent.

          SECTION 9. NEGATIVE COVENANTS

          The Borrower hereby agrees that, so long as any of the Commitments remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall not, and (except with respect to Section 9.1) shall not permit any of its Subsidiaries to, directly or indirectly:

          9.1 FINANCIAL CONDITION COVENANTS.

          (a) SENIOR LEVERAGE RATIO PRIOR TO PLAN TERMINATION. (1) Permit, for any period of four consecutive fiscal quarters ending during a period set forth below that occurs prior to the date of the Plan Termination and the application of the net proceeds thereof to repayment of the Loans in accordance with Section 5.5(b), the ratio of (i) Consolidated Senior Indebtedness to (ii) Consolidated EBITDA to be greater than the amount set forth opposite such period below; PROVIDED, that in calculating Consolidated EBITDA for the periods of four fiscal quarters ending September 30, 1999, December 31, 1999 and March 31, 2000, Consolidated EBITDA for the fiscal quarters ending December 31, 1998, March 31, 1999 and June 30, 1999 shall be deemed to be $5,250,000, $5,250,000 and
$5,250,000, respectively:

               -------------------------------------------------------

                    Test Period Ending              Ratio
               -------------------------------------------------------
                  9/30/99                           4.00
               -------------------------------------------------------
                  12/31/99                          4.00
               -------------------------------------------------------
                  3/31/00                           3.70
               -------------------------------------------------------
                  6/30/00                           3.60
               -------------------------------------------------------
                  9/30/00                           3.40
               -------------------------------------------------------
                  12/31/00                          3.20
               -------------------------------------------------------
                  3/31/01                           2.80
               -------------------------------------------------------
                  6/30/01                           2.70
               -------------------------------------------------------
                  9/30/01                           2.60
               -------------------------------------------------------
                  12/31/01 AND THEREAFTER           2.50
               -------------------------------------------------------

          (b) SENIOR LEVERAGE RATIO FOLLOWING PLAN TERMINATION. (1) Permit, for any period of four consecutive fiscal quarters ending during a period set forth below that occurs from or after the date of the Plan Termination and the application of the net proceeds thereof to repayment of the Loans in accordance with Section 5.5(b), the ratio of (i) Consolidated Senior Indebtedness to (ii) Consolidated EBITDA to be greater than the amount set forth opposite such period below; PROVIDED that in calculating Consolidated EBITDA for the periods of four fiscal quarters ending September 30, 1999, December 31, 1999 and March 31, 2000, Consolidated EBITDA for the fiscal quarters ending December 31, 1998, March 31, 1999 and June 30, 1999 shall be deemed to be $5,250,000, $5,250,000 and
$5,250,000, respectively:

               -------------------------------------------------------

                    Test Period Ending                Ratio
               -------------------------------------------------------

                  9/30/99                             4.00
               -------------------------------------------------------
                  12/31/99                            3.50
               -------------------------------------------------------
                  3/31/00                             3.10
               -------------------------------------------------------
                  6/30/00                             3.00
               -------------------------------------------------------
                  9/30/00                             2.70
               -------------------------------------------------------
                  12/31/00 AND THEREAFTER             2.50
               -------------------------------------------------------

          (c) INTEREST COVERAGE PRIOR TO PLAN TERMINATION. Permit, for any period of four consecutive fiscal quarters ending during any period set forth below, or if less than four consecutive fiscal quarters have elapsed since the Closing Date, such period of one, two or three consecutive fiscal quarters following the Closing Date ending during any period set forth below, that occurs prior to the date of the Plan Termination and the application of the net proceeds thereof to repayment of the Loans in accordance with Section 5.5(b), the ratio of (i) Consolidated EBITDA for such period to (ii) Consolidated Interest Expense for such period, to be less than the amount set forth opposite such period below:

              ----------------------------------- ---------------------

                     Test Period Ending                   Ratio
              ----------------------------------- ---------------------

                   9/30/99                                2.00
              ----------------------------------- ---------------------
                   12/30/99                               2.00
              ----------------------------------- ---------------------
                   3/31/00                                2.10
              ----------------------------------- ---------------------
                   6/30/00                                2.25
              ----------------------------------- ---------------------
                   9/30/00                                2.40
              ----------------------------------- ---------------------
                   12/31/00                               2.60
              ----------------------------------- ---------------------
                   3/31/01                                2.70
              ----------------------------------- ---------------------
                   6/30/01                                2.80
              ----------------------------------- ---------------------
                   9/30/01                                2.90
              ----------------------------------- ---------------------
                   12/31/01                              3.00
              ----------------------------------- ---------------------
                   3/31/02                               3.10
              ----------------------------------- ---------------------
                   6/30/02                               3.20
              ----------------------------------- ---------------------
                   9/30/02                               3.30
              ----------------------------------- ---------------------
                   12/31/02                              3.40
              ----------------------------------- ---------------------
                   3/31/03 AND THEREAFTER                3.50
              ----------------------------------- ---------------------

          (d) INTEREST COVERAGE FOLLOWING PLAN TERMINATION. Permit, for any period of four consecutive fiscal quarters ending during any period set forth below, or if less than four consecutive fiscal quarters have elapsed since the Closing Date, such period of one, two or three consecutive fiscal quarters following the Closing Date ending during any period set forth below, that occurs from or after the date of the Plan Termination and the application of the net proceeds thereof to repayment of the Loans in accordance with Section 5.5(b), the ratio of (i) Consolidated EBITDA for such period to (ii) Consolidated Interest Expense for such period, to be less than the amount set forth opposite such period below:

              ----------------------------------- ---------------------

                         Test Period                      Ratio
              ----------------------------------- ---------------------

                   9/30/99                                2.00
              ----------------------------------- ---------------------
                   12/31/99                               2.00
              ----------------------------------- ---------------------
                   3/31/00                                2.25
              ----------------------------------- ---------------------
                   6/30/99                                2.40
              ----------------------------------- ---------------------
                   9/30/99                                2.55
              ----------------------------------- ---------------------
                   12/31/00                               2.75
              ----------------------------------- ---------------------
                   3/31/01                                2.85
              ----------------------------------- ---------------------
                   6/30/01                                3.00
              ----------------------------------- ---------------------
                   9/30/01                                3.10
              ----------------------------------- ---------------------
                   12/31/01                               3.20
              ----------------------------------- ---------------------
                   3/31/02                                3.30
              ----------------------------------- ---------------------
                   6/30/02                                3.40
              ----------------------------------- ---------------------
                   9/30/02 AND THEREAFTER                 3.50
              ----------------------------------- ---------------------

          (e) MINIMUM FIXED CHARGE COVERAGE PRIOR TO PLAN TERMINATION. Permit, for any period of four consecutive fiscal quarters ending during any period set forth below, or if less than four consecutive fiscal quarters have elapsed since the Closing Date, such period of one, two or three consecutive fiscal quarters following the Closing Date ending during any period set forth below, that occurs prior to the date of the Plan Termination and the application of the net proceeds thereof to repayment of the Loans in accordance with Section 5.5(b), the ratio of (i) the sum of (A) Consolidated EBITDA and (B) Consolidated Lease Expense to (ii) Consolidated Fixed Charges to be less than the ratio set forth opposite such period below:

              ----------------------------------- ---------------------

                         Test Period                      Ratio
              ----------------------------------- ---------------------
                   9/30/99                                1.00
              ----------------------------------- ---------------------
                   12/31/99                               1.00
              ----------------------------------- ---------------------
                   3/31/00                                1.10
              ----------------------------------- ---------------------
                   6/30/00                                1.10
              ----------------------------------- ---------------------
                   9/30/00                                1.20
              ----------------------------------- ---------------------
                   12/31/00 AND THEREAFTER                1.25
              ----------------------------------- ---------------------

          (f) MINIMUM FIXED CHARGE COVERAGE FOLLOWING PLAN TERMINATION. Permit, for any period of four consecutive fiscal quarters ending during any period set forth below, or if less than four consecutive fiscal quarters have elapsed since the Closing Date, such period of one, two or three consecutive fiscal quarters following the Closing Date ending during any period set forth below, that occurs from or after the date of the Plan Termination and the application of the net proceeds thereof to repayment of the Loans in accordance with Section 5.5(b), the ratio of (i) the sum of (A) Consolidated EBITDA and (B) Consolidated Lease

Expense to (ii) Consolidated Fixed Charges to be less than the ratio set forth opposite such period below:

              ----------------------------------- ---------------------

                        Test Period                       Ratio
              ----------------------------------- ---------------------

                  9/30/99                                 1.00
              ----------------------------------- ---------------------
                  12/31/99                                1.00
              ----------------------------------- ---------------------
                  3/31/00                                 1.10
              ----------------------------------- ---------------------
                  6/30/00                                 1.20
              ----------------------------------- ---------------------
                  9/30/00 AND THEREAFTER                  1.25
              ----------------------------------- ---------------------

          (g) MAINTENANCE OF CONSOLIDATED NET WORTH. Permit Consolidated Net Worth at any time, to be less than the sum of (i) $46,000,000 LESS any net losses from write down of assets recorded prior to June 30, 1999 relating to the sale of the machine tool division and (ii) the sum of 75% of Adjusted Consolidated Net Income for each fiscal quarter ended prior to such time, commencing with the fiscal quarter ended September 30, 1999.

          9.2 LIMITATION ON INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness of the Borrower under this Agreement;

          (b) the Subordinated Debt;

          (c) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary; and

          (d) Indebtedness outstanding on the date hereof and listed on Schedule 9.2.

          9.3 LIMITATION ON LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

          (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, PROVIDED that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Subsidiary;

          (f) Liens in existence on the date hereof listed on Schedule 9.3, securing Indebtedness permitted by Section 9.2(d), PROVIDED that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

          (g) unperfected Liens arising by operation of law under Article 2 of the Uniform Commercial Code in favor of unpaid sellers or prepaying buyers of goods;

          (h) statutory Liens arising from leases or subleases which are entered into in the ordinary course of business and which do not interfere in any material respect with the ordinary conduct of the business of the Borrower or its Subsidiaries; and

          (i) Liens created pursuant to the Security Documents.

          9.4 LIMITATION ON GUARANTEE OBLIGATIONS. Create, incur, assume or suffer to exist any Guarantee Obligation except:

          (a) Guarantee Obligations in existence on the date hereof and listed on Schedule 9.4;

          (b) guarantees made in the ordinary course of its business by the Borrower of obligations of any of its Subsidiaries, which obligations are otherwise permitted under this Agreement; and

          (c) the Guarantees.

          9.5 LIMITATION ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

          (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (PROVIDED that the Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of the Borrower (PROVIDED that a wholly owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation);

          (b) any wholly owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other wholly owned Subsidiary of the Borrower; and

          (c) the restructuring of the Borrower and its Subsidiaries as described on Schedule 9.5 hereof (the "RESTRUCTURING").

          9.6 LIMITATION ON SALE OF ASSETS. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock (other than directors' qualifying shares of Foreign Subsidiaries) to any Person other than the Borrower or any wholly owned Subsidiary, except:

          (a) the sale or other disposition of obsolete or worn out property in the ordinary course of business; PROVIDED, that the Net Proceeds of each such transaction are applied to the prepayment of the Loans as provided in
     Section 5.5(b);

          (b) the sale of inventory in the ordinary course of business;

          (c) the sale of the Borrower's machine tool division; PROVIDED, that the Net Proceeds of such transaction are applied to the prepayment of the Loans as provided in Section 5.5(b);

          (d) the sale or discount without recourse of accounts receivable Farising in the ordinary course of business in connection with the compromise or collection thereof;

          (e) as permitted by Section 9.5(b); and

          (f) the sale of assets listed on Schedule 9.6 hereof; PROVIDED, that the Net Proceeds of each such transaction are applied to the prepayment of the Loans as provided in Section 5.5(b).

          9.7 LIMITATION ON DIVIDENDS. Declare or pay any dividend (other than dividends payable solely in common stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Capital Stock or make any prepayment, repurchase, redemption or defeasance in respect of the Three Cities Subordinated Debt or any Special Subordinated Debt (other than with the proceeds of Replacement Subordinated Debt and regularly scheduled payments in accordance with the terms thereof), whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called "RESTRICTED PAYMENTS"), except that the Borrower may make Restricted Payments as follows:

          (a) dividends in respect of preferred stock of the Borrower in an amount not to exceed $30,000 during any period of four consecutive fiscal quarters;

          (b) dividends in respect of common stock of the Borrower in an amount not to exceed, during any period of four consecutive fiscal quarters, when combined with the amount of Restricted Payments made during such period pursuant to Section 9.7(a), the lesser of (i) $1,000,000 and (ii) 25% of Consolidated Net Income during such period;

          (c) prepayments, repurchases, redemptions or defeasances of any Subordinated Debt made with the proceeds of Replacement Subordinated Debt;

          (d) prepayments, repurchases, redemptions or defeasances of any Special Subordinated Debt made no earlier than June 30, 2002 (unless paid from proceeds described in Exhibit 1.2-B(1) of the Precision Acquisition Agreement) in an amount not to exceed $3,000,000;

          (e) purchases of the Capital Stock of the Borrower in connection with the payment of the option price or taxes in connection with the exercising of options or the grant of restricted shares under compensation plans of the Borrower done in the ordinary course of the Borrower's business and consistent with past practices of the Borrower;

          (f) purchases of the Capital Stock of the Borrower in connection with the termination of any pension plans to the extent permitted by Section 5.5(b).

          9.8 LIMITATION ON CAPITAL EXPENDITURES. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any expenditure in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations) except for expenditures in the ordinary course of business not exceeding, in the aggregate for the Borrower and its Subsidiaries (i) during the period of four consecutive fiscal quarters of the Borrower ending on June 30, 2000, $9,000,000, (ii) during the fiscal year of the Borrower ending December 31, 2000, the sum of (A) $5,000,000 and (B) the lesser of (x) $4,000,000 and (y) the excess (if any) of $9,000,000 over the actual capital expenditures of the Borrower and its Subsidiaries during the period of four consecutive fiscal quarters of the Borrower ending on June 30, 2000 and (iii) during any fiscal year of the Borrower thereafter, $5,000,000.

          9.9 LIMITATION ON INVESTMENTS, LOANS AND ADVANCES. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except :

          (a) extensions of trade credit in the ordinary course of business;

          (b) investments in Cash Equivalents;

          (c) investments by the Borrower in any Subsidiary and investments by such Subsidiary in the Borrower and in other Subsidiaries of the Borrower;

          (d) seller financing for assets sold by the Borrower or any of its Subsidiaries in accordance with Section 9.6(f) hereof; PROVIDED, that any promissory note relating thereto shall have been pledged to the Administrative Agent for the benefit of the Lenders pursuant to the Security Agreement and shall be delivered to the Administrative Agent;

          (e) loans to employees for relocation expenses in an aggregate amount at any time outstanding not to exceed $500,000; and

          (f) payment of contingent payments if required under Section 2.5 of the Stock Purchase Agreement, dated as of December 30, 1998 (the "GFG AGREEMENT"), between Durlan Industries, Inc. and the Borrower in an aggregate amount not to exceed $1,780,000, or in payment of the amount required under Section 6.6(b) of the GFG Agreement if the Borrower elects to make a 338(h)(10) election as permitted by Section 6.6(b) of the GFG Agreement in an amount not to exceed $1,000,000.

          9.10 LIMITATION ON OPTIONAL PAYMENTS AND MODIFICATIONS OF DEBT INSTRUMENTS. (a) Make any optional payment or prepayment on or redemption or purchase of any Subordinated Debt, (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of any Subordinated Debt Documents (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon) or any Precision Acquisition Documents.

          9.11 LIMITATION ON TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of the Borrower's or such Subsidiary's business and (c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

          9.12 LIMITATION ON SALES AND LEASEBACKS. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary.

          9.13 LIMITATION ON CHANGES IN FISCAL YEAR. Permit the fiscal year of the Borrower to end on a day other than December 31.

          9.14 LIMITATION ON NEGATIVE PLEDGE CLAUSES. Enter into with any Person any agreement, other than (a) this Agreement and (b) any industrial revenue bonds, purchase money mortgages or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

          9.15 LIMITATION ON LINES OF BUSINESS. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement.

          9.16 GOVERNING DOCUMENTS. Amend its certificate of incorporation (except to increase the number of authorized shares of common stock or to change its name in connection with the Restructuring; PROVIDED, that notice of such name change is given to the Administrative Agent in accordance with the Security Agreement), partnership agreement or other Governing Documents, without the prior written consent of the Required Lenders, which shall not be unreasonably withheld or delayed.

          9.17 LIMITATION ON SUBSIDIARY FORMATION. Form any Subsidiaries unless, immediately upon the formation of such Subsidiary, all requirements of Section
8.10 shall have been satisfied.

          SECTION 10 EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder or under the other Loan

     Documents, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

          (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (c) The Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in Section 9 hereof,
     Section 10 (b) or 10 (h) of the Mortgage or the Leasehold Mortgage, Section 5 (b) or 5 (g) of the Pledge Agreement or Section 5 (h), 5 (i) or 5 (p) of the Security Agreement; or

          (d) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs
     (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

          (e) The Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest of any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created, if the aggregate amount of the Indebtedness and/or Guarantee Obligations in respect of which such default or defaults shall have occurred is at least $1,000,000; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or Administrative Agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

          (f) (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or
     (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or
     (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

          (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance, subject to customary deductibles) of $1,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

          (i) (i) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or the Borrower or any other Loan Party which is a party to any of the Security Documents shall so assert or (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

          (j) Any Guarantee shall cease, for any reason, to be in full force and effect or any Guarantor shall so assert; or

          (k) The subordination provisions relating to any Subordinated Debt shall cease for any reason to be effective in respect of the Loans, or any holder thereof shall so assert; or

          (l) A Change of Control shall occur;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable.

With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Lender and the L/C Participants, a security interest in such cash collateral to secure all obligations of the Borrower under this Agreement and the other Loan Documents. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the Notes. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the Notes shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower. The Borrower shall execute and deliver to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, such further documents and instruments as the Administrative Agent may request to evidence the creation and perfection of the within security interest in such cash collateral account.

          SECTION 11 THE ADMINISTRATIVE AGENT

          11.1 APPOINTMENT. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the Administrative Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

          11.2 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through Administrative Agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any Administrative Agents or attorneys in-fact selected by it with reasonable care.

          11.3 EXCULPATORY PROVISIONS. Neither the Administrative Agent nor any of its officers, directors, employees, Administrative Agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

          11.4 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or any other Loan Party), independent accountants and other experts selected by the

Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

          11.5 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          11.6 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, Administrative Agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower or any other Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or under the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any other Loan Party which may come into the possession of the Administrative Agent or any of its officers, directors, employees, Administrative Agents, attorneys-in-fact or Affiliates.

          11.7 INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Credit Exposure Percentages in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

          11.8 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and the other Loan Parties as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents. With respect to the Loans made by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

          11.9 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor Administrative Agent for the Lenders, which successor Administrative Agent shall be approved by the Borrower, whereupon such successor Administrative Agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor Administrative Agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

          SECTION 12 MISCELLANEOUS

          12.1 AMENDMENTS AND WAIVERS. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 12.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; PROVIDED, HOWEVER, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitments, in each case without the consent of each Lender affected thereby, or (ii) amend, modify or waive any provision of this Section 12.1 or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or release all or substantially all of the Collateral or release all or substantially all of the Guarantors from their obligations under the Guarantees, in each case without the written consent of each of the Lenders directly affected thereby, or (iii) amend, modify or waive any provision of Section 11 without the written consent of the then Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Notwithstanding anything to the contrary contained in this Section 12.1, the Restructuring and all amendments, modifications and releases necessary to give effect thereto shall be permitted and shall not require the consent of the Lenders.

          12.2 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been electronically confirmed, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

          The Borrower:                 The Monarch Machine Tool Company
                                        2600 Kettering Tower
                                        Dayton, Ohio 45423
                                        Attention: Richard E. Clemens
                                        Fax: (937) 910-9305
                                        Telephone: (937) 910-9300

          The Administrative Agent:     ING (U.S.) Capital LLC
                                        55 East 52nd Street
                                        New York, New York 10055
                                        Attention: Robert L. Fellows
                                        Fax: (212) 309-8900
                                        Telephone: (212) 409-1727

PROVIDED that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Section 2.5, 3.3, 3.5, 5.2, 5.4 or 5.8(b) shall not be effective until received.

          12.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          12.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

          12.5 PAYMENT OF EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents, the Precision Acquisition Documents, the Subordinated Debt Documents, the Precision Acquisition or the use of the proceeds of the Loans in connection with the Precision Acquisition and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "INDEMNIFIED LIABILITIES"), provided, that the Borrower shall have no obligation hereunder to the Administrative Agent or any Lender with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Administrative Agent or any such Lender or (ii) legal proceedings commenced against the Administrative Agent or any such Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

          12.6 SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS.

          (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          (b) Any Lender may, in the ordinary course of its commercial banking business, commercial lending or investment business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, PROVIDED that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 12.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 5.10, 5.11, and 5.12 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; PROVIDED that, in the case of Section 5.11, such Participant shall have complied with the requirements of said Section and PROVIDED, FURTHER, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c) Any Lender may, in the ordinary course of its commercial banking business, commercial lending or investment business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Administrative Agent and the Borrower (which in each case shall not be unreasonably withheld), to an additional bank or financial institution ("an ASSIGNEE") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit L, with appropriate completions (an "ASSIGNMENT AND ACCEPTANCE"), executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Administrative Agent and the Borrower) and delivered to the Administrative Agent for its acceptance and recording in the Register; PROVIDED, that no such assignment shall be permitted if the aggregate amount of the Loans, L/C Obligations and Available RC Commitments assigned shall be less than $5,000,000, unless otherwise agreed by the Administrative Agent. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments as set forth therein, and
(y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this paragraph (c) and paragraph (e) of this Section, the consent of the Borrower shall not be required, and, unless requested by the Assignee and/or the assigning Lender, new Notes shall not be required to be executed and delivered by the Borrower, for any assignment which occurs at any time when any of the events described in Section 10(f) shall have occurred and be continuing.

          (d) The Administrative Agent, on behalf of the Borrower, shall maintain at the address of the Administrative Agent referred to in Section 12.2 a copy of each Assignment and Acceptance delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

          (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "TRANSFEREE") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

          (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

          12.7 ADJUSTMENTS; SET-OFF.

          (a) If any Lender (a "BENEFITED LENDER") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 10(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited

Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loan may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, PROVIDED, that the failure to give such notice shall not affect the validity of such set-off and application.

          12.8 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission of signature pages hereto), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

          12.9 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          12.10 INTEGRATION. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          12.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          12.12 SUBMISSION TO JURISDICTION; WAIVERS. The Borrower hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 12.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          12.13 ACKNOWLEDGEMENTS. The Borrower hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Borrower and the other Loan Parties, on one hand, and Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

          12.14 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          12.15 CONFIDENTIALITY. Each Lender agrees to keep confidential any written or oral information (a) provided to it by or on behalf of the Borrower or any of its Subsidiaries pursuant to or in connection with this Agreement or (b) obtained by such Lender based on a review of the books and records of the Borrower or any of its Subsidiaries; PROVIDED, that nothing herein shall prevent any Lender from disclosing any such information (i) to the Administrative Agent or any other Lender, (ii) to any Transferee which agrees to comply with the provisions of this Section 12.15, (iii) to its employees, directors, agents, attorneys, accountants and other professional advisors, (iv) upon the request or demand of any examiner or other Governmental Authority having jurisdiction over such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law,
(vi) which has been publicly disclosed other than in breach of this Agreement, or (vii) in connection with the exercise of any remedy hereunder.

                            [Signature Pages Follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                    THE MONARCH MACHINE TOOL
                                      COMPANY



                                    By:________________________________
                                       Title:


                                    ING (U.S.) CAPITAL LLC,
                                      as Administrative Agent and as a Lender



                                    By:________________________________
                                       Title:



                       [Credit Agreement - Signature Page]

                                                                    SCHEDULE 1.1

            LENDERS, COMMITMENTS AND APPLICABLE LENDING OFFICES

            -----------------------------------------------------------------------------------------------
                                                       Tranche A           Tranche B
                 Lender and Lending Offices            Term Loan           Term Loan       Revolving Credit
                                                       Commitment          Commitment          Commitment

            -----------------------------------------------------------------------------------------------
            ING (U.S.) CAPITAL LLC

            Applicable Lending Offices:

                 Base Rate Loans and Eurodollar
                 Loans:


                 55 East 52nd Street
                 New York, New York 10055
                 Attention: Lisa H. Cummings
                 Telephone: 212-409-1676
                 Telecopy: 212-486-6341

            -----------------------------------------------------------------------------------------------








            -----------------------------------------------------------------------------------------------

            Total:
                                                      $50,000,000         $20,000,000         $30,000,000
                                                      ===========         ===========         ===========
            -----------------------------------------------------------------------------------------------


                                                                    Schedule 2.2



                    SCHEDULED TRANCHE A TERM LOAN REPAYMENTS

The Tranche A Term Loans shall be repaid in 28 quarterly installments of principal payable on the last day of each March, June, September and December, commencing September 1999, each in the aggregate amount set forth below opposite such installment (as they may be reduced in accordance with the terms of this Agreement):

                             INSTALLMENT NO.           AMOUNT
                             ---------------           ------

                             1-4                       $1,000,000
                             5-8                       $1,250,000
                             9-12                      $1,750,000
                             13-16                     $1,750,000
                             17-20                     $2,000,000
                             21-24                     $2,250,000
                             25-28                     $2,500,000

                                                                    Schedule 2.4



                    SCHEDULED TRANCHE B TERM LOAN REPAYMENTS

The Tranche B Term Loans shall be repaid in 30 quarterly installments of principal payable on the last day of each March, June, September and December, commencing September 1999, each in the aggregate amount set forth below opposite such installment (as they may be reduced in accordance with the terms of this Agreement):

                        INSTALLMENT NO.           AMOUNT
                        ---------------           ------

                        1-28                      $50,000
                        29-30                     $9,300,000